Exhibit 4(ii)(D)
QIMONDA FINANCE LLC,
As Issuer,
QIMONDA AG,
As Guarantor
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
As Trustee, Paying Agent and Conversion Agent

FIRST SUPPLEMENTAL INDENTURE
Dated as of February 13, 2008

Supplemental to Indenture
Dated as of February 13, 2008

Creating a series of Securities
designated
6.75% Senior Unsecured Convertible Notes due 2013

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ii

		Page

Section 606.	Effect of Headings	45
Section 607.	Severability of Provisions	45
Section 608.	Successors and Assigns	46
Section 609.	Benefit of Supplemental Indenture	46
Section 610.	Acceptance by Trustee	46
Section 611.	Rights of the Conversion Agent	46
Section 612.	Calculations in Respect of the Notes	46
Section 613.	Currency Indemnity	46

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QIMONDA FINANCE LLC
FIRST SUPPLEMENTAL INDENTURE
          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of February 13, 2008, between Qimonda Finance LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Issuer”), Qimonda AG, a stock corporation incorporated in the Federal Republic of Germany (the “Guarantor”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”), paying agent (the “Paying Agent”) and conversion agent (the “Conversion Agent”).
RECITALS OF THE COMPANY
          WHEREAS, the Issuer and the Guarantor have heretofore executed and delivered to the Trustee an Indenture, dated as of February 13, 2008 (the “Base Indenture”), providing for the issuance from time to time of its debt securities in one or more series;
          WHEREAS, Section 901(6) of the Base Indenture provides that the Issuer, the Guarantor and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof;
          WHEREAS, for its lawful limited liability company purposes, the Issuer has duly authorized the issuance of its 6.75% Senior Unsecured Convertible Notes due 2013 (the “Notes”), in an aggregate principal amount of $217,647,000 (or $248,117,000 to the extent that the Underwriters’ over-allotment option pursuant to the Underwriting Agreement is exercised in full);
          WHEREAS, the Issuer and the Guarantor propose by this First Supplemental Indenture to supplement and amend in certain respects the Base Indenture insofar as it will apply only to the Notes (and not to any other series of Securities) to provide for the form, terms and other provisions of the Notes as a separate series of Securities to be issued under the Indenture;
          WHEREAS the Guarantor has duly authorized the execution and delivery of this First Supplemental Indenture to provide for the guarantee by it with respect to the Notes as set forth herein;
          WHEREAS, all acts and things necessary to duly authorize and reserve for the issuance of the American Depositary Shares (the “ADSs”, and each, an “ADS”) representing Ordinary Shares of the Guarantor, issuable upon the conversion of the Notes have been done and performed; and
          WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the valid, binding and legal obligations of the Issuer, and to constitute this First Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

          WHEREAS, the Issuer and the Guarantor hereby appoint the Conversion Agent as their agent in relation to any conversion of the Notes, and the Conversion Agent hereby accepts such appointment.
          WHEREAS, the Issuer and the Guarantor hereby appoint the Paying Agent in relation to any payments under the Notes, and the Paying Agent hereby accepts such appointment.
          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
          In consideration of the premises provided for herein, the Issuer, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:
ARTICLE ONE
DEFINITIONS AND OTHER
PROVISIONS OF GENERAL APPLICATION
Section 101. Definitions.
          For all purposes of the Base Indenture and this First Supplemental Indenture relating to the series of Securities, consisting of the Notes, created hereby, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article, (ii) any term that is defined in both the Base Indenture and this First Supplemental Indenture shall have the meaning assigned to such term in this First Supplemental Indenture, (iii) any capitalized term that is used in this First Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture and (iii) as used in this First Supplemental Indenture, the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this First Supplemental Indenture.
          “Additional Amounts” has the meaning specified in Section 313 hereof.
          “Additional Taxing Jurisdiction” has the meaning specified in Section 313 hereof.
          “Adjustment Date” has the meaning specified in Section 405(b) hereof.
          “ADS Depositary” means Citibank N.A. until one or more successors replaces it pursuant to the applicable provisions of the ADS Deposit Agreement and, thereafter, shall mean each such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          “ADS Deposit Agreement” means the Deposit Agreement among the Guarantor, the ADS Depositary and Beneficial Owners of ADSs issued thereunder, dated August 14, 2006, as amended.
          “Appertaining Claim” means the pro rata portion of the Proceeds Loan that is attributable to each Note.
          “Bankruptcy Law” has the meaning specified in Section 302 hereof.
          “Capital Market Indebtedness” means any obligation to repay money that is borrowed through the issuance by the Guarantor or any of its affiliates or any non-consolidated entity it or any such affiliate has formed, of bonds, convertible notes, or other debt securities which are capable of being listed or traded on a regulated stock exchange or other recognized securities market. Except as expressly provided in the preceding sentence, Capital Market Indebtedness does not include any assets or liabilities that would have constituted off-balance sheet assets and liabilities in accordance with generally accepted accounting principles in the United States or International Financial Reporting Standards as issued by the International Accounting Standards Board, in each case as of the issue date of the Notes.
          “Change in Tax Law” has the meaning specified in Section 501-2 hereof.
          “Change of Control” has the meaning specified in Section 505 hereof.
          “close of business” means 5 p.m. (New York City time).
          “Closing Sale Price” means, with respect to any security on any date, the last reported closing price per security (or, if no last closing price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the securities are then listed or, if the securities are not listed on a U.S. national or regional exchange, the “Closing Sale Price” will be the last quoted bid price for the securities, in the over-the-counter market on the relevant dates as reported by the National Quotation Bureau Incorporated or any similar U.S. system of automated dissemination of quotations of securities prices. If the securities are not so quoted, the “Closing Sale Price” will be the price as reported on the principal other market on which the securities are then traded. In the absence of such quotations, the Guarantor’s Management Board will make a good faith determination of the Closing Sale Price, which determination in good faith will be conclusive and binding on all Holders. In the case of the Ordinary Shares, if the Ordinary Shares are not listed on a national securities exchange or quoted on an automated dealer quotation system, then the Closing Sale Price of an Ordinary Share shall be equal to the Closing Sale Price per ADS, divided by the number of Ordinary Shares then represented by each ADSs, or calculated pursuant to this definition.
          “Conversion Agent” means Deutsche Bank Trust Company Americas until one or more successors replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean each such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          “Conversion Date” has the meaning specified in Section 402 hereof.
          “Conversion Price” as of any date will equal $1,000 divided by the Conversion Rate as of such date, except as set forth in Section 406(b).
          “Conversion Rate” has the mean specified in Section 404 hereof.
          “Current Market Value” means, with respect to the Ordinary Shares, on any day the average of the Closing Sale Prices of the Ordinary Shares (or, if the Closing Sale Price of the Ordinary Shares has been determined by reference to the Closing Sale Price per ADS, the Closing Sale Price of the ADSs, divided by the number of Ordinary Shares then represented by each ADS) for each of the 10 consecutive Trading Days ending on the day in question.
          “Custodian” has the meaning specified in Section 302 hereof.
          “Delisting Event” has the meaning specified in Section 505 hereof.
          “ex-date” means (i) when used with respect to any issuance or distribution, the first date on which the Ordinary Shares or ADSs, as applicable, trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution or (ii) when used with respect to a share split or combination of shares, the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, after the time of which such share split or contribution becomes effective.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Excluded Period” has the meaning specified in Section 401 hereto.
          “Expiration Date” has the meaning specified in Section 405(b) hereof.
          “Final Maturity Date” has the meaning specified in Section 208 hereof.
          “Fundamental Change” has the meaning in Section 505 hereof.
          “Global Note” has the meaning specified in Section 201(b) hereof.
          “Indenture” means the Base Indenture, as amended by the First Supplemental Indenture and, if amended or supplemented as herein provided, as so amended or supplemented.
          “Interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.
          “Interest Payment Date” has the meaning set forth in the Base Indenture and, with respect to the Notes only, shall mean March 15 and September 15.
          “Issuer Repurchase Notice” has the meaning specified in Section 507(c) hereof.
          “Issuer Repurchase Notice Date” has the meaning specified in Section 507(b) hereof.

          “Note” or “Notes” has the meaning specified in Section 201(a) hereof and includes any Global Note.
          “Noteholder” or “Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Security Registrar’s books.
          “Notes Register” means, with respect to the Notes, the Securities Register.
          “Ordinary Shares” means the no-par registered ordinary shares of the Guarantor.
          “Paying Agent” means Deutsche Bank Trust Company Americas until one or more successors replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean each such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
          “Proceeds Loan” means the loan by the Issuer of the proceeds from the offering of the Notes to the Guarantor.
          “Purchased Shares” has the meaning specified in Section 405(b) hereof.
          “Record Date” means the record date established by the Issuer for a specified purpose.
          “Redemption Date” has the meaning specified in Section 502 hereof.
          “Redemption Excluded Period” has the meaning specified in Section 501 hereof.
          “Regular Record Date” has the meaning set forth in the Base Indenture and with respect to the Notes only shall mean March 1 with respect to the Interest Payment Date on March 15 and September 1 with respect to the Interest Payment Date on September 15.
          “Relevant Taxing Jurisdiction” has the meaning specified in Section 313 hereof.
          “Repurchase Date” has the meaning specified in Section 505 hereof.
          “Repurchase Right” has the meaning specified in Section 505 hereof.
          “Rights” and “Rights Agreement” have the meanings specified in Section 413 hereof.
          “Significant Subsidiary” has the meaning specified in Section 302.
          “Subscription Certificate” has the meaning specified in Section 402(a) hereof.
          “Subsidiary” of any Person means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Guarantor, by one or more Subsidiaries of the

Guarantor or by the Guarantor and one or more Subsidiaries of the Guarantor, (ii) a partnership in which the Guarantor or a Subsidiary of the Guarantor holds a majority interest in the equity capital or profits of such partnership, or (iii) any other Person (other than a corporation or a partnership) in which the Guarantor, a Subsidiary of the Guarantor or the Guarantor and one or more Subsidiaries of the Guarantor, directly or indirectly, at the date of determination, have (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
          “Successor Entity Shares” has the meaning specified in Section 405(b) hereof.
          “Taxes” has the meaning specified in Section 313 hereof.
          “Trading Day” means a day on which the New York Stock Exchange is open for business.
          “Underwriters” means Citigroup Global Market Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., and the other underwriters named in the Underwriting Agreement, as underwriters of the public offering of the Notes issued on the date hereof pursuant to the Underwriting Agreement.
          “Underwriting Agreement” means the Underwriting Agreement dated February 7, 2008 among the Issuer, the Guarantor and the Underwriters relating to the public offering of the Notes.
ARTICLE TWO
THE NOTES
Section 201. Designation of Notes; Establishment of Form.
          (a) There shall be a series of Securities designated “6.75% Senior Unsecured Convertible Notes due 2013” of the Issuer (referred to herein as the “Notes”), and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Issuer executing such Notes, as evidenced by their execution of the Notes.
          (b) The Notes shall be Registered Securities and initially be issued in global form as Global Securities (the “Global Note”).
          (c) The Issuer shall maintain an office or agency where Notes may be presented for purchase or payment (which shall be the office of the Paying Agent) and an office or agency where Notes may be presented for conversion (which shall be the office of the Conversion Agent). The Issuer may have one or more additional Paying Agents and one or more additional

Conversion Agents. The Issuer initially appoints the Trustee as Conversion Agent and Paying Agent in connection with the Notes and the Trustee accepts such appointment.
Section 202. Amount.
          (a) The Trustee shall initially authenticate and deliver Notes for original issue in an aggregate principal amount of up to $217,647,000 (or up to $248,117,000 to the extent that the Underwriters’ over-allotment option pursuant to the Underwriting Agreement is exercised in full) upon an Issuer Order for the authentication and delivery of Notes, without any further action by the Issuer.
          (b) The Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Four hereof.
Section 203. Interest.
          (a) The Notes shall bear interest at a rate of 6.75% per annum on the principal amount from February 13, 2008. The Issuer shall pay interest semi-annually, in arrears, beginning on September 15, 2008 and thereafter on each Interest Payment Date to the Holders at the close of business on the Regular Record Date.
          (b) Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 13, 2008. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
          (c) Interest shall cease to accrue on a Note upon its Stated Maturity, upon its repurchase by the Issuer at the option of a Holder pursuant to Section 505 hereof, upon its redemption pursuant to Sections 501, 501-1 or 501-2 hereof or, in the case of a conversion of Notes, from the end of the day immediately preceding the Conversion Date.
          (d) Each payment of cash interest on the Notes shall include interest accrued through the day before an Interest Payment Date, Redemption Date or Repurchase Date, as the case may be. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day.
Section 204. Denominations.
          Except under limited circumstances described in Section 203(b)(ii) of the Base Indenture, the Notes shall be issued only in fully registered book-entry form, without coupons, in minimum denominations of $100,000 principal amount and multiples of $1,000 in excess thereof, and shall be represented by one or more Global Notes.

Section 205. Place of Payment.
          The Place of Payment for the Notes and the place or places where the Notes may be surrendered for registration, transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Issuer in respect of the Notes is at the Corporate Trust Office of the Trustee in New York, New York and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided, however, that the Issuer may, at its option, pay interest by check mailed to each Holder at its address as it appears in the Notes Register; provided, however, that Holders of Notes in certificated form in an aggregate principal amount in excess of $20 million shall be paid, at their written election, by wire transfer of immediately available funds, but only if the Holder has provided the Issuer with wire transfer instructions at least ten Business Days prior to the payment date; provided further, however, that beneficial owners of Notes issued in global form shall be paid by wire transfer in immediately available funds in accordance with procedures of the Depositary. There shall be no service charge for any registration of transfer or exchange of Notes. The Issuer may, however, require Holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.
Section 206. Redemption.
          (a) There shall be no sinking fund for the retirement of the Notes.
          (b) The Issuer, at its option, may redeem the Notes in accordance with the provisions set forth in the Notes and the provisions of this First Supplemental Indenture, including, without limitation, Article Five hereof.
Section 207. Conversion.
          The Notes shall be convertible in accordance with the provisions set forth in the Notes and this First Supplemental Indenture, including, without limitation, Article Four hereof.
Section 208. Stated Maturity.
          The date on which the principal of the Notes is due and payable, unless earlier converted, accelerated, redeemed or repurchased pursuant to this First Supplemental Indenture, shall be March 22, 2013 (the “Final Maturity Date”).
Section 209. Repurchase.
          The Notes shall be repurchased by the Issuer for cash at the option of the Holder in accordance with the provisions set forth in the Notes and this First Supplemental Indenture, including, without limitation, Article Five hereof.
Section 210. Guarantee.
          The Guarantor hereby fully, unconditionally and irrevocably guarantees all payments to be made by the Issuer in respect of the Notes, in accordance with the provisions set forth in the Notes and the Indenture, including, without limitation, Article Sixteen of the Base

Indenture. The guarantee shall be the Guarantor’s senior unsecured obligation, ranking equally in right of payment with all of the Guarantor’s existing and future unsubordinated unsecured indebtedness.
Section 211. Negative Pledge.
          So long as any Notes remain Outstanding or until the Issuer has deposited with the Trustee an amount of cash, shares or other consideration sufficient to pay all Outstanding Notes and all other amounts payable under the Indenture in order to discharge the Indenture as described under Article Four of the Base Indenture, the Issuer and the Guarantor shall not be permitted to secure any Capital Market Indebtedness, including any guarantees or other indemnities assumed in respect of such indebtedness, with any of their respective assets without at the same time providing that the Holders of the Notes will share equally and rateably in such security. This restriction will not apply to a security interest that (i) is required by applicable law, (ii) is required as a prerequisite for governmental approvals or (iii) is provided by the Guarantor or any of its Subsidiaries over any claims of the Issuer, whether presently existing or arising in the future, as a result of the payment or transfer to the Guarantor of the proceeds from the sale of the Notes including, without limitation, with respect to the Appertaining Claims, provided, however, that any such security secures obligations under the Notes.
Section 212. [Reserved]
ARTICLE THREE
AMENDMENTS TO THE BASE INDENTURE
Section 301. Provisions Applicable Only to Notes.
          The provisions contained in this First Supplemental Indenture shall apply to the Notes only and not to any other series of Securities issued under the Base Indenture and any covenants provided herein are expressly being included solely for the benefit of the Notes and not for the benefit of any other series of Securities issued under the Base Indenture. These amendments shall be effective for so long as there remain any Notes Outstanding.
Section 302. Events of Default.
          Section 501 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 301 hereof and, with respect to the Notes only to read as follows:
Each of the following constitutes an “Event of Default” with respect to the Notes (whatever the reason for such Event of Default, whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)	a default in the payment when due of any principal of any of the Notes at the Final Maturity Date, upon Redemption or exercise of a Repurchase Right or otherwise;

(2)	a default in the payment of any interest or Additional Amount when due under the Notes, which default continues for 30 days;

(3)	a default in the Guarantor’s or the Issuer’s obligation to satisfy the Guarantor’s conversion obligation upon exercise of a Holder’s conversion right, which default continues for 15 days;

(4)	a default in the Guarantor’s or Issuer’s obligation to provide notice of the occurrence of a Fundamental Change when required by this First Supplemental Indenture;

(5)	the Issuer’s or the Guarantor’s failure to comply with any of their respective agreements in the Notes or the Indenture upon receipt of notice to the Guarantor or the Issuer of such default from the Trustee or to the Issuer or the Guarantor and the Trustee from Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding, and the Guarantor’s or Issuer’s failure to cure (or obtain a waiver of) such default within 90 days after the Issuer or the Guarantor receive such notice;

(6)	any of the Issuer’s or the Guarantor’s or any Subsidiary’s indebtedness for money borrowed having an Outstanding principal amount in excess of $30,000,000 or its equivalent in any other currency at the time of the acceleration referred to in Section 502 of the Base Indenture becomes immediately due and payable by reason of the occurrence of an Event of Default, and the acceleration is not rescinded or the indebtedness is not repaid by the end of the 30th day after receipt of notice to the Guarantor of such failure by the Trustee or to the Guarantor and the Trustee from Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding;

(7)	the Guarantor’s Guarantee of the Notes ceases to be in full force and effect or the Guarantor denies or disaffirms the its obligations under the Guarantee;

(8)	the Issuer or the Guarantor or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(A)	commences a voluntary case,

(B)	consents to the entry of an order for relief against it in an involuntary case,

(C)	consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)	makes a general assignment for the benefit of its creditors; or
(9)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)	is for relief against the Issuer, the Guarantor or a Significant Subsidiary in an involuntary case,

(B)	appoints a Custodian of the Issuer, the Guarantor or a Significant Subsidiary or for all or substantially all of its property, or

(C)	order the liquidation of the Issuer, the Guarantor or a Significant Subsidiary,
and the order or decree remains unstayed and in effect for 90 days.
The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law or foreign law for the relief of debtors. The Term “Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.
The term “Significant Subsidiary” means any of the Guarantor’s fully consolidated Subsidiaries at the time of the Event of Default which has: (i) consolidated assets or in which the Guarantor and the Guarantor’s other Subsidiaries have investments equal to or greater than 10% of the Guarantor’s total consolidated assets; or (ii) consolidated gross revenue equal to or greater than 10% of the Guarantor’s consolidated gross revenue.
Section 303. Registration of Transfer and Exchange.
          Section 305 of the Base Indenture is hereby amended, subject to Section 301 hereof and, with respect to the Notes only, by deleting the first proviso in the third sentence of the fourth paragraph and by inserting instead the following proviso immediately before “; and provided further”:
          “provided, however, that neither the Issuer nor the Trustee nor any Security Registrar shall be required to exchange or register a transfer of (a) any Notes for a period of fifteen (15) days next preceding any selection of Notes to be redeemed, (b) any Notes or portions thereof called for redemption pursuant to Section 502 of the First Supplemental Indenture, (c) any Notes or portions thereof surrendered for conversion pursuant to Article Four of the First Supplemental Indenture or (d) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 505 of the First Supplemental Indenture.
Section 304. [Reserved].
Section 305. [Reserved].

Section 306. Supplemental Indentures. Section 901 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 301 hereof and, with respect to the Notes only to read as follows:
          “The Issuer, the Guarantor and the Trustee may amend or supplement the Indenture or the Notes without notice to, or the consent of the Holders to, among other things:
(1)	cure any ambiguity, defect, omission, mistake or inconsistency;

(2)	provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	provide for the assumption of the Issuer’s and the Guarantor’s obligations to Holders of Notes in the case of a share exchange, merger or consolidation or sale of all or substantially all of their assets;

(4)	make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder;

(5)	add a guarantor;

(6)	comply with requirements of the Commission in order to maintain the qualification of the Indenture under the Trust Indenture Act;

(7)	secure the Notes;

(8)	comply with the rules of any applicable securities depositary;

(9)	make any necessary changes to permit the conversion of the Notes into Ordinary Shares as a result of the termination of the Guarantor’s ADS facility;

(10)	conform the text of the Indenture or the Notes to any provision of the “Description of the Convertible Notes” section of the prospectus relating to the Notes to the extent that the text of the Indenture or the Notes was intended to be a recitation of the text of that section; or

(11)	provide for a successor trustee in accordance with the terms of the Indenture or to otherwise comply with any requirement of the Indenture.”
          Section 902 of the Base Indenture is hereby amended, subject to Section 301 hereof and, with respect to the Notes only, by deleting the first paragraph (including clauses (1), (2) and (3) thereof) and replacing it with the following:
     “The Issuer, the Guarantor and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes. In addition, subject to certain exceptions described below, the Holders of a majority in aggregate principal amount of the Outstanding Notes may waive compliance in any instance with any provision of the Indenture without notice to the Holders. No amendment, supplement or waiver may be made without the consent of the Holder of each Outstanding Note if such amendment, supplement or waiver would:
(1)	change the stated maturity of the principal of or the payment date of any installment of interest on the Notes;

(2)	reduce the principal amount of, Repurchase Price or Redemption Price of or rate of interest on, any Note;

(3)	reduce the amount of principal payable upon acceleration of the maturity of any Note;

(4)	change the currency in which the principal, Repurchase Price or Redemption Price or interest with respect to the Notes is payable;

(5)	impair the right to institute suit for the enforcement of any payment on, or with respect to, any Note;

(6)	modify the provisions with respect to the Repurchase Rights of the Holders described under Section 505 hereof in a manner adverse to Holders;

(7)	adversely affect the right of Holders to convert Notes other than as provided in the Indenture;

(8)	reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required in order to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of the Indenture; or

(9)	alter the manner of calculation or rate of accrual of interest, Redemption Price, Repurchase Price on any Note or extend the time for payment of any such amount.”
Section 307. Satisfaction and Discharge
          Article Four of the Base Indenture is hereby amended and restated in its entirety, subject to Section 301 hereof and with respect to the Notes only, to read as follows:
          “SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall upon Issuer Request cease to be of further effect with respect to the Notes specified in such Issuer Request or Guarantor Request (except as to any surviving rights of registration of transfer or exchange of the Notes expressly provided for herein or pursuant hereto and any right to receive Additional Amounts, as provided in Section 313 of the First Supplemental Indenture), and the Trustee, upon receipt of an Issuer Order or Guarantor Order, and at the expense of the Issuer or the Guarantor, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, in addition to such other circumstances as specified or as contemplated by Section 301 or Article 14 of the Base Indenture, when:
     (1) either:
     (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 of the Base Indenture, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer or the Guarantor and thereafter repaid to the Issuer or the Guarantor or discharged from such trust, as provided in Section 1003 of the Base Indenture) have been delivered to the Trustee for cancellation; or
     (B) all Notes have become due and payable, whether at the Final Maturity Date or any Repurchase Date or by delivery of a Redemption Notice or Conversion Notice or otherwise, and the Issuer or the Guarantor has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the Currency in which the Notes are payable, shares or other consideration sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (2) the Issuer or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Issuer or the Guarantor; and
     (3) the Issuer or the Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.
          Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Issuer or the Guarantor to the Trustee, any Security Registrar and any Paying Agent and any predecessor Trustee, any Security Registrar and any Paying Agent under Section 606 of the Base Indenture, the obligations of the Issuer or the Guarantor to any Authenticating Agent under Section 611 of the Base Indenture and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 of the Base Indenture shall survive such satisfaction and discharge.
          SECTION 402. Application of Trust Funds. Subject to the provisions of the last paragraph of Section 1003 of the Base Indenture, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or the Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.”
Section 308. Legal Defeasance and Covenant Defeasance
     Article Fourteen of the Base Indenture shall not apply to the Notes.
Section 309. Consolidation, Merger and Sale of Assets.
          Article Eight of the Base Indenture is hereby amended and restated in its entirety, subject to Section 301 hereof and, with respect to the Notes only, to read as follows:
          “The Issuer or the Guarantor shall not consolidate with or merge into any Person or convey, transfer or lease their properties and assets substantially as an entirety to another Person, unless:
(a)	in the event that the Guarantor consolidates with or merges into any Person or conveys, transfers or leases its properties and assets substantially as an entirety to another Person, the resulting, surviving or transferee Person (if other than the Guarantor) is organized and existing under the laws of a country that was Member State of the European Union on January 1, 2004, Switzerland, Japan, Taiwan, South Korea or the United States, any state thereof or the District of Columbia or (ii) in the event that the Issuer consolidates with or merges into any Person or conveys, transfers or leases its properties and assets substantially as an entirety to another Person, the resulting, surviving or transferee Person (if other than the Issuer) is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

(b)	such Person assumes the Issuer’s or the Guarantor’s, as applicable, obligations under the Notes, the Guarantee, if applicable, the Base Indenture and this First Supplemental Indenture;

(c)	the Issuer or the Guarantor, as applicable, or such successor is not immediately thereafter in Default under the Base Indenture and this First Supplemental Indenture; and

(d)	such Person or successor is immediately thereafter permitted to make all payments under or with respect to the Notes free and clear of, and without withholding or deduction for or on account of, any present or future Taxes, imposed or levied by or on behalf of any Relevant Taxing Jurisdiction.
          Upon the assumption of the Issuer’s or the Guarantor’s obligations by such person in such circumstances, the Issuer and/or the Guarantor shall be discharged from all obligations under the Notes, the Base Indenture and this First Supplemental Indenture.”

Section 310. Payment of Principal and Interest.
          Section 1001 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 301 hereof and, with respect to the Notes only, to read as follows:
          “The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (including the redemption price upon redemption or the purchase price upon repurchase, in each case pursuant to Article Five of the First Supplemental Indenture), and interest, on each of the Notes at the places, at the respective times and in the manner provided in this Indenture and in the Notes.”
Section 311. Limitation on Suits.
          Section 507 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 301 hereof and, with respect to the Notes only, reads as follows:
          “No Holder will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture unless:
(a)	the Holder has previously given the Trustee written notice of a continuing Event of Default;

(b)	the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding have made a written request and have offered indemnity reasonably satisfactory to the Trustee to institute such proceedings as Trustee; and

(c)	the Trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the Holders of a majority in aggregate principal amount of the Notes then Outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.
          However, the above limitations do not apply to a suit instituted by a Holder for the enforcement of payment of the principal of or any interest on any Note on or after the applicable due date or the right to convert the Note in accordance with the Indenture.”
Section 312. Waivers of Past Defaults.
          Section 513 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 301 hereof and, with respect to the Notes only, reads as follows:
          “The Holders of not less than a majority of the aggregate principal amount of outstanding Notes may waive any default or event of default other than:
(a)	the failure to pay principal of or any interest on any Note when due or the payment of any redemption or repurchase price;

(b)	the failure to convert any Note into Ordinary Shares and cash for fractional shares; and

(c)	the failure to comply with any of the provisions of the Indenture that cannot be modified without the consent of the Holder of each outstanding Note.”
Section 313. Additional Amounts.
     Section 1004 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 301 hereof and, with respect to the Notes only, reads as follows:
          (a) All payments made under or with respect to the Notes or the Guarantee shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charges (including, without limitation, penalties, interest and other similar liabilities related thereto) (“Taxes”) imposed or levied by or on behalf of any jurisdiction unless the withholding or deduction of such Taxes is required by law or by the interpretation or administration of law. In the event that such withholding or deduction is required, for, or on account of, Taxes imposed or levied on behalf of any jurisdiction in which the Issuer or the Guarantor is incorporated, organized or otherwise resident for tax purposes, any jurisdiction from or through which the Issuer or Guarantor make a payment on the Notes or the Guarantee or any political subdivision or governmental authority of or in any of the foregoing having the power to tax (each, a “Relevant Taxing Jurisdiction”), from any payment made under or with respect to the Notes or the Guarantee, the Issuer or the Guarantor shall pay additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will be not less than the amount the Holder or beneficial owner would have received if such Taxes had not been required to be withheld or deducted.
          (b) The Issuer or the Guarantor shall not, however, pay Additional Amounts to a Holder or beneficial owner of Notes in respect or on account of:
          (1) any Taxes that are imposed or levied by a Relevant Taxing Jurisdiction by reason of any present or former connection between the Holder or beneficial owner and the Relevant Taxing Jurisdiction (other than the mere receipt, ownership or holding of Notes or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under any Notes or, the Base Indenture or this First Supplemental Indenture);
          (2) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of the Notes, following the Issuer’s or the Guarantor’s written request addressed to the Holder or beneficial owner or otherwise provided to the Holder or beneficial owner (and made at a time that would enable the Holder or beneficial owner acting reasonably to comply with that request), to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirement, relating to such matters, whether required by statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of withholding or deduction of, Taxes imposed by the Relevant Taxing Jurisdiction;
          (3) any estate, inheritance, gift, sales, excise, personal property or similar Taxes;
          (4) any Taxes which are payable otherwise than by withholding or deduction from payments made under or with respect to the Notes;
          (5) any Taxes that are imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of the Notes for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the beneficial owner or Holder thereof would have been entitled to Additional Amounts had the Notes been presented for payment on any date during such 30-day period;
          (6) any withholding or deduction in respect of any Taxes where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive; or
          (7) any Taxes that are imposed on or with respect to a Note presented by or on behalf of a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Notes to another paying agent.
          (c) The Issuer or the Guarantor, as appropriate, shall (i) make such withholding or deduction as is required by applicable law and (ii) remit the full amount withheld or deducted to the Relevant Taxing Authority in accordance with applicable law.
          (d) At least 30 calendar days (or as reasonably practicable thereafter, but in any case) prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer or the Guarantor shall be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), the Issuer or the Guarantor shall deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and shall set forth such other information necessary to enable the Trustee or Paying Agent, as the case may be, to pay such Additional Amounts (subject to receipt of those funds from the Issuer or the Guarantor) to Holders and beneficial owners on the relevant payment date. The Trustee shall, without further investigation, be entitled to rely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Issuer or the Guarantor shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing payment of Additional Amounts.

          (e) Upon written request, the Issuer or the Guarantor shall furnish to the Trustee or a Holder, within a reasonable time, certified copies of tax receipts evidencing the payment of any Taxes imposed or levied by a Relevant Taxing Jurisdiction, in such form as is provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available. If, notwithstanding efforts to obtain such receipts, the same are not obtainable, the Issuer or the Guarantor shall provide the Trustee or Holder with other evidence reasonably satisfactory to the Trustee or Holder of such payments.
          (f) If the Issuer or the Guarantor conduct business in any jurisdiction (the “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, are required by the law of such Additional Taxing Jurisdiction to withhold or deduct any amount on account of the Taxes imposed by such Additional Taxing Jurisdiction from payment under the Notes or Guarantee, which would not have been required to be so withheld or deducted but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply as if references in such provision to “Taxes” included taxes imposed by way of withholding or deduction by any such Additional Taxing Jurisdiction (or any political subdivision thereof or therein).
          (g) In addition, the Issuer or the Guarantor shall pay all present and future stamp, issue, registration, transfer, court, documentation, or any excise or property taxes or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by or in any Relevant Taxing Jurisdiction in respect of the execution, issue, delivery or registration of the Notes, Indenture, this First Supplemental Indenture, Guarantee or any other document or instrument referred to therein and any such taxes, charges, duties or similar levies imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Notes, Guarantee or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes or the Guarantee.
          (h) The preceding provisions shall survive any termination or discharge of the Indenture or this First Supplemental Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor person to the Issuer or the Guarantor is organized, incorporated or otherwise resident for tax purposes and any political subdivision or taxing authority or agency thereof or therein.
          (i) Whenever the Indenture or this First Supplemental Indenture refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note (including payments thereof made pursuant to the Guarantee), such reference includes the payment of Additional Amounts, if applicable.

ARTICLE FOUR
CONVERSION OF NOTES
Section 401. Right to Convert.
          (a) Subject to and upon compliance by Holders with the provisions of this Indenture, the Guarantor grants the right to the Holder of any Note not previously redeemed or repurchased at such Holder’s option, to convert the principal amount of the Note, or any portion of such principal amount which is a multiple of $1,000, together with the Appertaining Claim, into fully paid and non-assessable Ordinary Shares at the Conversion Rate in effect at such time, by surrender of the Note so to be converted in whole or in part, in the manner provided in Section 402, at any time during the period beginning on March 27, 2008 and ending immediately prior to the close of business on the third Business Day immediately preceding the Final Maturity Date, unless the Notes have previously been redeemed or repurchased; provided, however, that a Holder may not convert its Notes during any of the following periods (each, an “Excluded Period”) after the Conversion Agent receives prior notice from the Issuer or the Guarantor that any period is such an Excluded Period:
(1)	a period commencing on the date on which an offer by the Guarantor to its shareholders by way of a rights offering to subscribe for shares, bonds with warrants or convertible bonds is published in the German Federal Gazette (elektronischer Bundesanzeiger) and ending on the last day of the subscription period (both dates inclusive); and

(2)	each period commencing on the date that falls two calendar weeks prior to the end of each of the Guarantor’s financial quarters (or financial years, as the case may be) and ending on the fourth Trading Day after the date on which the Guarantor publishes, by press release or by filing with Commission, the Guarantor’s interim report or annual report for the then most recently ended financial period;
provided further, however that no Excluded Period shall be deemed to occur on any date (i) following a notice of redemption or (ii) that is 45 days or less prior to the Final Maturity Date.
          (b) Holders may only convert Notes in principal amounts of $1,000; provided, however, that no conversion may occur that would result in a Note with a minimum denomination of less than $100,000. In case any Note shall be surrendered for partial conversion, subject to the immediately preceding sentence, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Notes so surrendered, without charge to such Holder, a new Note or Notes in an aggregate principal amount equal to the unconverted portion of the surrendered Note. Upon the conversion of an interest in a Global Note, the Trustee and the Depositary shall reduce the principal amount of such Global Note in their records.
          (c) A Note in respect of which a Holder is electing to exercise its option to require repurchase upon a Fundamental Change pursuant to Section 505 hereof may be converted only if such Holder withdraws its election in accordance with Section 505 hereof. A

Holder of Notes is not entitled to any rights of a holder of Ordinary Shares until such Holder has converted his Notes to Ordinary Shares, and only to the extent such Notes are deemed to have been converted into Ordinary Shares under this Article Four.
          (d) Each Holder shall be a third-party beneficiary of, and may enforce, the Guarantor’s promise to issue Ordinary Shares upon conversion of such Holder’s Notes.
          (e) The conversion right can only be exercised if the Conversion Price per Ordinary Share (expressed in Euro based both on the relevant exchange rate of U.S. dollars for Euros in effect on each of the issue date of the Notes and the date of submission of the Conversion Notice) is not less than the notional par value per Ordinary Share in effect as of the Conversion Date. If any of the so determined conversion prices per Ordinary Share would be less than the notional par value per Ordinary Share, the latter will be deemed to be the applicable Conversion Price. The Issuer or Guarantor will file a Form 6-K on or about the issue date of the Notes that will set forth the relevant exchange rate applicable on the issue date of the Notes. The exchange rate on the date of the submission of the Conversion Notice is the exchange rate in the interbank market quoted as the number of U.S. dollars for which one Euro can be exchanged as reported by Reuters on page “WMRSPOT01” or any substitute page thereto, at approximately 4:00pm, London time or if such exchange rate is not reported on Reuters as set forth herein, then the applicable exchange rate will equal the noon buying rate in New York for cable transfers in Euro as announced by the Federal Reserve Bank of New York for customs purposes, in each case on the date of the submission of the Conversion Notice.
Section 402. Conversion Procedures.
          (a) The right of conversion attaching to any Note may be exercised (i) if such Note is represented by a Global Security, by book-entry transfer to the Conversion Agent through the facilities of the Depositary, or (ii) if such Note is represented by a certificated security, by delivery of such Note at the specified office of the Conversion Agent, accompanied, in either case, by a duly signed and completed irrevocable conversion notice (a “Conversion Notice”) in the form set forth on the reverse of the Note and appropriate endorsements and transfer documents if required by the Conversion Agent. The “Conversion Date” shall be the date on which the Note and all of the items required for conversion shall have been so delivered and the requirements for conversion have been met. Upon receipt by the Conversion Agent of a valid and irrevocable Conversion Notice from a Holder of Notes, the Conversion Agent shall deliver pursuant to Section 411 hereof to the Guarantor the Conversion Notice and the duly signed and completed subscription certificate (only if the Guarantor shall deliver new Ordinary Shares out of conditional capital or if the Conversion Agent has not, within two Business Days after the receipt by the Guarantor of the Exercise Notifications received a notification from the Guarantor of its decision to deliver existing Ordinary Shares), in duplicate form, in the form set forth as Annex B hereto pursuant to section 198 of the German Stock Corporation Act (a “Subscription Certificate”) on behalf of such Holder for the total number of Ordinary Shares into which any Notes subject to such Conversion Notice are convertible.
          (b) Upon receipt of the Conversion Notice and the Subscription Certificate (where applicable), the Guarantor shall, as soon as practicable following the Conversion Date, issue, out of its conditional capital, the Ordinary Shares in the name of the ADS Depositary or its nominee, deposit such Ordinary Shares with the custodian of the ADS Depositary and instruct the ADS Depositary to deliver ADSs representing such Ordinary Shares to, or to the order of, the converting Noteholder. The Guarantor shall pay all issuance fees associated with the issuance and delivery of the ADSs and deliver any applicable written acknowledgements, certifications and agreements required by the ADS Deposit Agreement.
          (c) Instead of issuing and delivering Ordinary Shares out of its conditional capital, the Guarantor shall have the right, in its sole discretion, to issue and deliver Ordinary Shares from its authorized capital or to deliver existing Ordinary Shares, as long as such Ordinary Shares have at least the same dividend entitlement that new Ordinary Shares issued from conditional capital would have.
          (d) If and to the extent the Guarantor is not legally permitted to issue Ordinary Shares from conditional capital and it is not legally permissible or commercially reasonable to deliver existing Ordinary Shares or issue new Ordinary Shares from authorized capital when a Holder exercises its conversion right, the Guarantor shall pay such Holder a cash amount in lieu of the issue and delivery of Ordinary Shares. The Guarantor shall inform the converting Holders that a cash amount will be payable in lieu of issuance and delivery of Ordinary Shares no later than the second Business Day immediately following the related Conversion Date. Such cash payment will be equal to the product of (i) the Current Market Value of the Guarantor’s ADSs on the day of the Conversion Notice and (ii) the number of Ordinary Shares (without rounding, including fractions) which the Guarantor would otherwise be obliged to deliver upon such conversion.
          (e) The Notes shall be deemed to have been converted immediately prior to the close of business on the Conversion Date. Upon conversion, converting Holders of the Ordinary Shares to be represented by the ADSs shall be entitled to participate in the Guarantor’s profit from the beginning of the financial year in which the Ordinary Shares they received are issued.
          Any newly issued ADSs will be accepted into the book-entry system maintained by the Depositary, and no Person receiving ADSs shall receive or be entitled to receive physical delivery of ADSs, except in the limited circumstances set forth in the Deposit Agreement.
Section 403. Cash Payments in Lieu of Fractional Shares.
          No fractional Ordinary Shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full Ordinary Shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional Ordinary Shares would be issuable upon the conversion of any Note or Notes, the Issuer shall make an adjustment and payment therefore in cash at the current market price of the ADSs to the Holder. For purposes of this Section 403, the “current market price” of an ADS shall be the Closing Sale Price on the last Trading Day immediately preceding the Conversion Date.
Section 404. Conversion Rate.
          Each $1,000 principal amount of the Notes shall be initially convertible into 137.8379 Ordinary Shares, subject to adjustment as provided in this Article Four (as so adjusted from time to time, the “Conversion Rate”).

Section 405. Conversion Rate Adjustment Upon Certain Fundamental Changes.
          (a) If a Holder elects to convert Notes in connection with a Fundamental Change, the Guarantor shall increase the Conversion Rate pursuant to Section 405(b) hereof. Any conversion of the Notes by a Holder will be deemed for purposes of this Section 405 to be “in connection with” such Fundamental Change if it occurs during the period that begins on (and includes) the later of (i) the 15th scheduled Trading Day prior to the date on which such Fundamental Change is anticipated to become effective or (ii) promptly upon the Guarantor becoming aware of such event, and ends on (and includes) the Repurchase Date relating to such Fundamental Change as described under the Section 505 hereof. The Issuer shall give written notice of an anticipated Fundamental Change to all record Holders of the Notes no later than the 15th scheduled Trading Day prior to the date on which such Fundamental Change is anticipated to become effective or, if later, promptly upon the Guarantor becoming aware of such event (it being understood that only the actual knowledge of the Guarantor’s senior management shall constitute awareness under this Section 405).
          (b) The increase in the Conversion Rate will be based in the case of a Fundamental Change, on the earliest of the date on which the Fundamental Change is publicly announced, occurs or becomes effective (such date is referred to herein as “Adjustment Date”), and will be made in accordance with the following formula:

CRa = CR ×	[	1 +	(	Pr ×	c t	)]
where :

CRa	=	the adjusted Conversion Rate;

CR	=	the Conversion Rate immediately prior to the Adjustment Date;

Pr	=	the initial conversion premium of 35%;

c	=	the number of days from and including the Adjustment Date to but excluding the Final Maturity Date of the Notes; and

t	=	the number of days from and including the issue date of the Notes to but excluding the Final Maturity Date of the Notes.
          (c) Any adjustment of the Conversion Rate and the delivery of Ordinary Shares upon conversion is subject to the limitations described in Section 401 hereof.
          No adjustment to the Conversion Rate will be made to the extent that the Conversion Price per Ordinary Share (expressed in Euro based on the exchange rate of U.S. dollars for Euros in effect on the date the adjustment becomes effective) would thereby be reduced below the notional par value per Ordinary Share in effect as of the date the adjustment becomes effective. In such case, the conversion price will be the notional par value per Ordinary Share. The relevant exchange rate of U.S. dollars for Euros is the exchange rate in the interbank market quoted as the number of U.S. dollars for which one Euro can be exchanged as reported by Reuters on page “WMRSPOT01” or any substitute page thereto, at approximately 4:00pm, London time, or if such exchange rate is not reported on Reuters as set forth herein, then the applicable exchange rate will equal the noon buying rate in New York for cable transfers in Euro as announced by the Federal Reserve Bank of New York for customs purposes, in each case on the Adjustment Date.
          (d) Notice of Adjustment. Whenever the Conversion Ratio is adjusted, the Guarantor shall promptly mail to the Holders a notice of the adjustment. The Guarantor shall file with the Trustee such notice and a Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive a Officer’s Certificate setting forth an adjustment of the Conversion Ratio, the Trustee may assume without inquiry that the Conversion Ratio has not been adjusted and that the last Conversion Ratio of which it has knowledge remains in effect. The certificate shall be conclusive evidence that the adjustment is correct. The Trustee shall not be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.
Section 406. General Conversion Rate Adjustments
          (a) The Conversion Rate will be adjusted, without duplication, upon the occurrence of any of the following events:
          (1) The issuance of Ordinary Shares as a dividend or distribution on the Ordinary Shares, which includes a capital increase from capital reserves or retained earnings in accordance with German law, in which event the Conversion Rate will be adjusted based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to the ex-date for such dividend or distribution;

CR1	=	the Conversion Rate in effect at the beginning of the ex-date for such dividend or distribution;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the ex-date for such dividend or distribution; and

OS1	=	the number of Ordinary Shares that would be outstanding immediately after such event assuming such event occurred at the beginning of the ex-date.

          Such adjustment shall become effective immediately after the opening of business on the ex-date for such dividend or distribution.
          (2) A subdivision of the outstanding Ordinary Shares into a greater number of Ordinary Shares, including a reduction of the share capital represented by each Ordinary Share under German law or, conversely, in the event the outstanding Ordinary Shares are combined into a smaller number of Ordinary Shares, including an increase in the interest in the share capital represented by each Ordinary Share with no change in the share capital under German law, in which events the Conversion Rate will be adjusted using the formula in paragraph (1) above. Such adjustment shall become effective immediately after the effective date of such subdivision or merger.
          (3) The grant to all holders of Ordinary Shares of any rights or options, warrants or other rights per Ordinary Share to subscribe for or acquire Ordinary Shares or securities convertible or exchangeable into Ordinary Shares for a period expiring 45 days or less from the date of issue of such rights, options or warrants, in which case the Conversion Rate shall be adjusted based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to the ex-date for such distribution;

CR1	=	the Conversion Rate in effect at the beginning of the ex-date for such distribution;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the ex-date for such distribution,

X	=	the total number of Ordinary Shares issuable pursuant to such options, warrants or rights; and

Y	=	the number of Ordinary Shares equal to the quotient of (a) the aggregate price payable to exercise all of such options, warrants or rights and (b) the Current Market Value per Ordinary Share on the Trading Day preceding the ex-date for such distribution.
          Such adjustment shall become effective immediately after the opening of business on the ex-date for such distribution.
          (4) A dividend or other distribution to all holders of the Guarantor’s Ordinary Shares or shares of the Guarantor’s capital stock (other than Ordinary Shares) or evidences of indebtedness or assets (excluding (A) any dividend, distribution or issuance covered by clause (1), (2) or (3) above, (B) any dividend or distribution paid exclusively in cash and (C) any dividend or distribution of securities that either are or represent equity interests in a successor, split-up or spin-off entity as provided for in clause (5) below), in which event the Conversion Rate will be adjusted based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to the ex-date for such distribution;

CR1	=	the Conversion Rate in effect at the beginning of the ex-date for such distribution;

SP0	=	the Current Market Value per Ordinary Share on the last Trading Day preceding the ex-date for such distribution; and

FMV	=	the fair market value (as determined by the Guarantor’s Management Board in good faith and using equitable discretion pursuant to Section 317 of the German Civil Code) of the shares of capital stock, evidences of indebtedness, assets or property so distributed with respect to each outstanding Ordinary Share on the ex-date for such distribution.
          Such adjustment shall become effective immediately after the opening of business on the ex-date for such distribution.
          (5) In the event of a merger of the Guarantor as a transferor entity pursuant to the German Transformation Act (Umwandlungsgesetz) or a split-up (Aufspaltung within the meaning of Section 123(1) of the German Transformation Act) or a spin-off (Abspaltung within the meaning of Section 123(2) of the German Transformation Act) of the Guarantor, a Holder of Notes upon exercise of its conversion right (in the case of any partial split-up or spin-off by the Guarantor, in addition to its right to receive Ordinary Shares upon exercise of his conversion right) shall be entitled to Ordinary Shares or shares of the successor, split-up or spin-off entity or entities, as the case may be (the “Successor Entity Shares”) as is calculated pursuant to the following formula and thereafter the provisions of the Indenture shall apply to the new Successor Entity Shares; any remaining fractions of Successor Entity Shares resulting from the conversion shall be eliminated without any payment being made to Holders entitled thereto:

CRs	=	the Conversion Rate with respect to the Successor Entity Shares,

CR0	=	the Conversion Rate in effect immediately prior to the ex-date for such merger, split-up or spin-off,

SE	=	the number of Successor Entity Shares to which a shareholder of the Guarantor is entitled to with respect to one Ordinary Share.
          (6) A dividend or other distribution consisting exclusively of cash (excluding any cash distributed upon an amalgamation, merger, share exchange, consolidation or combination) to all holders of Ordinary Shares, in which event the Conversion Rate will be adjusted based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to the ex-date for such dividend or distribution;

CR1	=	the Conversion Rate in effect at the beginning of the ex-date for such dividend or distribution;

SP0	=	the Current Market Value per Ordinary Share on the Trading Day preceding the ex-date for such dividend or distribution; and

C	=	the amount in cash per share of such distribution (and for which no adjustment has been made).
          Such adjustment shall become effective immediately after the opening of business on the ex-date for such dividend or distribution.
          (7) The Guarantor or one or more of its Subsidiaries make purchases of Ordinary Shares pursuant to a tender offer or exchange offer by the Guarantor or one of its Subsidiaries for Ordinary Shares to the extent that the cash and value of any other consideration included in the payment per Share exceeds the Current Market Value per Ordinary Share on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), in which event the Conversion Rate will be adjusted based on the following formula:

CR0	=	the Conversion Rate in effect on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Expiration Date;

FMV	=	the fair market value (as determined by the Guarantor’s Management Board in good faith and using equitable discretion pursuant to Section 317 of the German Civil Code) of the aggregate value of all cash and any other consideration paid or payable for Ordinary Shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”);

OS1	=	the number of Ordinary Shares outstanding immediately after the Expiration Date less any Purchased Shares;

OS0	=	the number of Ordinary Shares outstanding immediately after the Expiration Date, including any Purchased Shares; and

SP1	=	the Closing Sale Price of the Ordinary Shares on the Trading Day next succeeding the Expiration Date.
          Such adjustment shall become effective immediately prior to the opening of business on the Trading Day immediately succeeding the Expiration Date.
          (b) No adjustment to the Conversion Rate will be made to the extent that the conversion price per Ordinary Share (expressed in Euro based on the exchange rate of U.S. dollars for Euros in effect on the date the adjustment becomes effective) would thereby be reduced below the notional par value per Ordinary Share (which is €2.00 as of the date hereof) in effect as of the date the adjustment becomes effective. In such case, the conversion price will be the notional par value per Ordinary Share. The relevant exchange rate of U.S dollars for Euros is the exchange rate in the interbank market quoted as the number of U.S. dollars for which one Euro can be exchanged as reported by Reuters on page “WMRSPOT01” or any substitute page thereto, at approximately 4:00pm, London time, or if such exchange rate is not reported on Reuters as set forth herein, then the applicable exchange rate will equal the noon buying rate in New York for cable transfers in Euro as announced by the Federal Reserve Bank of New York for customs purposes, in each case on the date the adjustment becomes effective.
          (c) No adjustment to the Conversion Rate will be made if the Holders of Notes will, as a result of holding the Notes, participate in the distribution without conversion or in the cases set forth below.
          The Conversion Rate will not be adjusted except as described in the Indenture. Without limiting the foregoing, the Conversion Rate will not be adjusted:
          (1) upon the issuance of any options or any of the Ordinary Shares pursuant to any present or future stock option plan of the Guarantor or any of its Subsidiaries;
          (2) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (1) above and Outstanding as of the date the Notes were first issued;

          (3) for changes in the nominal value of the Ordinary Shares not covered by the adjustments set forth in this Indenture;
          (4) in the event of a decrease in the Guarantor’s share capital which is solely the result of a reduction of the interest in the share capital represented by each Ordinary Share; or
          (5) for accrued and unpaid interest.
          (d) For purposes of this Section 406, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Guarantor. The Guarantor will not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Guarantor. Whenever any provision of this Section 406 requires a calculation of a number of Ordinary Shares equal to the sum or an average of Closing Sale Prices over a span of multiple days, appropriate adjustments shall be made to account for any adjustment to the Conversion Rate that becomes effective, or any or adjustment to the Conversion Rate where the ex-date of the event occurs, at any time during the period from which the sum or average is to be calculated.
Section 407. Effect of Consolidation, Merger or Sale.
          In the event of:
          (1) a consolidation, merger or combination involving the Guarantor, including such measures under the German Transformation Act (UmwG); or
          (2) a sale, conveyance, transfer or lease to another person of all or substantially all of the Guarantor’s property and assets as an entirety, which, in each case, is not an event covered by the adjustment provisions set forth in Sections 405 and 406 in which holders of the Guarantor’s outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) would be entitled to receive shares, other than Ordinary Shares, other securities, other property, assets or cash for their Ordinary Shares, Holders of Notes will, pursuant to the terms of the Indenture, thereafter be entitled to exchange their Notes, in lieu of ADSs otherwise deliverable, into the same type and amount of shares, other securities, other property, assets or cash which they would have owned or been entitled to receive upon such consolidation, merger, combination, sale, transfer, lease or conveyance had such Notes been converted into Ordinary Shares immediately prior to such consolidation, merger, combination, sale, transfer, lease or conveyance. For purposes of the foregoing, the type and amount of such consideration that a holder of Ordinary Shares received in the case of a consolidation, merger, combination, sale, transfer, lease or conveyance that caused Ordinary Shares to be exchanged for more than a single type of such consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average by value as of the last day on which such election could be made, as determined by the Guarantor’s Management Board, of such types and amounts of consideration received by all holders of the Guarantor’s Ordinary Shares.

Section 408. General Provisions Applicable to Adjustments
          (a) Any adjustment of the Conversion Rate and the delivery of Ordinary Shares upon conversion is subject to the limitations described under Section 401 hereof.
          (b) To the extent that the number of Ordinary Shares represented by each ADS is changed, appropriate adjustments to the Conversion Rate adjustments described in this Article Four will be made to reflect such change such that the result of such change to the number of Ordinary Shares represented by each ADS and the modified Conversion Rate adjustment achieves the same economic result that would have been achieved by the adjustments set forth in the absence of a change to the number of Ordinary Shares represented by each ADS.
          (c) All calculations and determinations under this Article Four shall be made by the Management Board of the Guarantor in good faith and using equitable discretion pursuant to Section 317 of the German Civil Code. Adjustments to the applicable Conversion Rate will be calculated to the nearest 1/10,000th of an Ordinary Share. The Guarantor shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Guarantor shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, upon a Fundamental Change, on the day of a Redemption Notice or on the Interest Payment Date next preceding the Final Maturity Date.
          (d) The Guarantor shall have the power to resolve any ambiguity or correct any error in the adjustments described above, and, if made in good faith and using equitable discretion (pursuant to Section 317 of the German Civil Code) the Guarantor’s action in so doing, as evidenced by a resolution of its Management Board, will be final and conclusive.
Section 409. Taxes on ADSs Issued.
          Holders shall not be required to pay any taxes or duties relating to the issuance or delivery of ADSs upon exercise of conversion rights, but they shall be required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the ADSs in a name other than the name of the Holder. If applicable, certificates representing ADSs will be issued or delivered only after all applicable taxes and duties, if any, payable by the Holder have been paid.
Section 410. Reservation of ADSs; ADSs to be Fully Paid; Compliance with Governmental Requirements; Listing of ADSs; Notice.
          (a) The Guarantor covenants that all Ordinary Shares which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Guarantor and free from all taxes, liens and charges with respect to the issue by the Guarantor thereof.
          (b) The Guarantor will endeavor promptly to comply with all U.S. federal securities laws regulating the offer and delivery of ADSs or Ordinary Shares upon conversion of Notes, if any, and will list or cause to have quoted such ADSs on each securities exchange or in the over-the-counter market or such other market on which the ADSs are then listed or quoted.

Section 411. Responsibility of Trustee.
          (a) Upon receipt by the Conversion Agent of a duly signed and completed irrevocable Conversion Notice and the Notes delivered pursuant to such Conversion Notice, the Conversion Agent will verify that the Conversion Notice contains all information and examine whether the number of Notes delivered to the Conversion Agent is identical to the number of Notes specified in the Conversion Notice. The Conversion Agent will notify the Guarantor in writing without undue delay of the exercise of conversion rights (the “Exercise Notification”). The Guarantor shall immediately, but in any event no later than two business days after its receipt of the Exercise Notification, notify the Conversion Agent whether it will deliver new Ordinary Shares out of conditional capital or existing Ordinary Shares. To the extent the Guarantor notifies the Conversion Agent of its decision to deliver new Ordinary Shares out of conditional capital, or to the extent the Conversion Agent has not within two business days after the receipt by the Guarantor of the Exercise Notification received a notification by the Guarantor of its decision to deliver existing Ordinary Shares, the Conversion Agent will promptly deliver a completed and duly signed Subscription Certificate (in the German language), in duplicate form, to the Guarantor, together with the Conversion Notice. By accepting the Notes, the Noteholders authorize and agree to the Conversion Agent executing and signing the Subscription Certificate on their behalf. If the Guarantor informs the Conversion Agent that it will deliver existing Ordinary Shares instead of new Ordinary Shares, the Conversion Agent will deliver only the Conversion Notice to the Guarantor.
          (b) Subject to Section 411(a), the Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to make any calculations under this Article Four, including any calculation made to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any ADSs, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Issuer or Guarantor to issue, transfer or deliver any ADSs or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer and the Guarantor contained in this Article Four. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 407 hereof relating either to the kind or amount of ADSs or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 407 or to any adjustment to be made with respect thereto, but, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
Section 412. Notice to Holders Prior to Certain Actions.
          (a) The Issuer or the Guarantor must give notice of each prospective Fundamental Change to all record Holders and to the Trustee on a date that is at least 15 trading days prior to the anticipated effective date of the Fundamental Change (or, if neither the Issuer or the Guarantor have actual notice of a prospective Fundamental Change 20 trading days prior to the effective date, as soon as the Issuer or the Guarantor have actual notice of the Fundamental Change).
          (b) In case:
(i)	the Guarantor shall declare a dividend or any other distribution on its Ordinary Shares that would require an adjustment in the Conversion Rate pursuant to Section 406 hereof; or

(ii)	the Guarantor shall authorize the granting to all holders of its Ordinary Shares of rights, options, warrants or other rights to subscribe for or acquire any Ordinary Shares or securities convertible or exchangeable into Ordinary Shares that would require an adjustment in the Conversion Rate pursuant to Section 406 hereof; or

(iii)	of any consolidation, merger, combination, split-up or spin-off to which the Guarantor is a party and for which approval of any stockholders of the Guarantor is required, or of the conveyance, transfer, sale or lease by the Guarantor to another person of all or substantially all of the Guarantor’s property and assets as an entirety; or

(iv)	of the voluntary or involuntary dissolution, liquidation or winding up of the Guarantor;
          the Issuer shall cause to be filed with the Trustee and to be provided to each Holder, as promptly as possible but in any event at least twenty (20) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such consolidation, merger, combination, split-up, spin-off, conveyance, transfer, sale or lease, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such consolidation, merger, combination, split-up, spin-off, conveyance, transfer, sale or lease, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, consolidation, merger, combination, split-up, spin-off, conveyance, transfer, sale or lease, dissolution, liquidation or winding up.
Section 413. Rights Issued in Respect of Common Stock Issued Upon Conversion.
          Each Ordinary Share represented by ADS issued upon conversion of Notes pursuant to this Article Four shall be entitled to receive the appropriate number of Ordinary Share purchase rights, as the case may be (the “Rights”), if any, that Ordinary Shares are entitled to receive and the certificates representing the ADSs issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Issuer, as the same may be amended from time to time (in each case, a “Rights Agreement”). Provided that such Rights Agreement requires that each Ordinary Share issued upon conversion of Notes at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article Four there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, but an adjustment to the Conversion Rate shall be made with respect to Notes then Outstanding pursuant to Section 406 hereof (to the extent required thereby) upon the separation of the Rights from the common shares.

ARTICLE FIVE
REDEMPTION AND REPURCHASE OF NOTES
Section 501. Redemption of Notes at the Option of the Issuer
          Except as set forth under Sections 501-1 and 501-2, the Issuer may not redeem the Notes prior to April 1, 2011. The Issuer may, by giving not less than 30 nor more than 60 days’ notice, redeem some or all of the Notes for cash on or after April 1, 2011 at 100% of their principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to but excluding the Redemption Date if the closing sale price of the ADSs for 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day before the date of mailing of the redemption notice exceeds 150% of the applicable conversion price on the last Trading Day of the period. The Redemption Date may not fall in the period beginning on an interest Record Date and ending two Business Days following the related Interest Payment Date (the “Redemption Excluded Period”).
Section 501-1 Early Redemption at the Option of the Issuer for Reasons of Insufficient Outstanding Principal Amount
          If at any time the aggregate principal amount of Outstanding Notes falls below 10% of the aggregate principal amount of Notes initially issued hereunder, the Issuer is entitled, by giving not less than 20 nor more than 40 days’ notice to redeem the remaining Notes in whole, but not in part, at 100% of their principal amount together with interest accrued, and Additional Amounts, if any, to (but excluding) the Redemption Date. The Redemption Date may not fall during a Redemption Excluded Period. If the end of the notice period falls within a Redemption Excluded Period then the notice shall be considered to have been given five Business Days after the end of such Redemption Excluded Period.
Section 501-2 Redemption upon Changes in Withholding Taxes
          (a) The Issuer may, at its option, redeem the Notes, in whole but not in part, at any time (but not during a Redemption Excluded Period) upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon, if any, to the Redemption Date, and all Additional Amounts, if any, then due and which will become due on the Redemption Date as a result of the redemption or otherwise, if the Issuer determines in good faith that the Issuer is, or on the next date on which any amount would be payable in respect of the Notes would be, obligated to pay aggregate Additional Amounts which the Issuer cannot avoid by the use of reasonable measures (including making payment through a paying agent located in another jurisdiction) as a result of:
(i)	any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation which becomes effective on or after the date of this First Supplemental Indenture, or, if the Relevant Taxing Jurisdiction has changed since the date of this

First Supplemental Indenture, the date on which the then current Relevant Taxing Jurisdiction became the Relevant Taxing Jurisdiction under this First Supplemental Indenture (or, in the case of a successor person, after the date of assumption by the successor person of the Issuer’s obligations hereunder); or

(ii)	any change in the official application, administration, or interpretation of the laws, treaties, regulations or rulings of any Relevant Taxing Jurisdiction (including a holding, judgment, or order by a court of competent jurisdiction), on or after the date of this First Supplemental Indenture or, if the Relevant Taxing Jurisdiction has changed since the date of this First Supplemental Indenture, the date on which the then current Relevant Taxing Jurisdiction became the Relevant Taxing Jurisdiction under this First Supplemental Indenture (or, in the case of a successor person, after the date of assumption by the successor person of the Issuer’s obligations hereunder), each of the foregoing clauses (i) and (ii) referred to herein as a “Change in Tax Law.”
          (b) Notwithstanding the foregoing, the Issuer may not redeem the Notes under this provision if the Relevant Taxing Jurisdiction changes under the First Supplemental Indenture and the Issuer is obligated to pay Additional Amounts as a result of a Change in Tax Law of the then current Relevant Taxing Jurisdiction which, at the time the latter became the Relevant Taxing Jurisdiction under this First Supplemental Indenture, was publicly announced as being or having been formally proposed.
          (c) In the case of a successor person, the Change in Tax Law must become effective after the date that such entity (or another Person organized or resident in the same jurisdiction) first makes a payment on the Notes. In the case of Additional Amounts required to be paid as a result of the Issuer conducting business in an Additional Taxing Jurisdiction, the Change in Tax Law must become effective after the date the Issuer begins to conduct the business giving rise to the relevant withholding or deduction.
          (d) No such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Issuer would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the Notes were then due and (b) unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.
          (e) Prior to the publication or where relevant, mailing of any notice of redemption pursuant to the foregoing, the Issuer shall deliver to the Trustee:
(i)	an Officers’ Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing the conditions precedent to the right to redeem have occurred (including that such obligation to pay such Additional Amounts cannot be avoided by the Issuer taking reasonable measures available to it); and

(ii)	an Opinion of Counsel of independent tax counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction that the Issuer is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.
          (f) Absent manifest error, the Trustee will accept such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the existence of satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders.
          (g) This Section 501-2 shall apply to any successor person, after such successor person becomes a party to this First Supplemental Indenture, with respect to a Change in Tax Law occurring after the time such successor person becomes a party to this First Supplemental Indenture.
          (h) Notwithstanding the foregoing, if the Issuer has given a notice to redeem the Notes as a result of a Change in Tax Law, each Holder will have the right to elect, and each such notice of redemption will state that each Holder will have the right to elect, that its Notes should not be redeemed and that the Issuer shall thereafter have no obligation to pay Additional Amounts, as described above, in respect of any payment on the Notes after the due date set for such redemption and payment of any amount on the Notes shall be subject to the deduction or withholding of the taxation required to be withheld. The right of each Holder shall be exercised by the Holder giving notice to the Issuer no later than ten days prior to the date set for redemption.
          (i) Furthermore, if the Issuer has given a notice to redeem the Notes as a result of a Change in Tax Law, each Holder will also have the right to convert its Notes, in whole or in part, at any time during the period commencing on the date of such notice and ending on the date set for redemption.
Section 502. Notice of Optional Redemption; Selection of Notes.
          (a) In case the Issuer shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 501, 501-1 or 501-2 hereof, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the date the notice of redemption is to be delivered, the Trustee in the name of and at the expense of the Issuer, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days, in the case of a redemption pursuant to Section 501-1 hereof, or not fewer than twenty (20) nor more than forty (40) days, in the case of a redemption pursuant to Section 501 or 501-2 prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Security Register; provided that if the Issuer shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other

Note. Concurrently with the mailing of any such notice of redemption, the Issuer shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Issuer in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Note called for redemption.
          (b) Each such notice of redemption shall be irrevocable and shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) the CUSIP number or numbers of the Notes being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes, (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, (vii) that the Holder has a right to convert the Notes called for redemption, (viii) the Conversion Rate on the date of such notice, (ix) the time and date on which the right to convert such Notes or portions thereof will expire, (x) the method of calculating the number of ADSs to be delivered to the Holder upon conversion pursuant to Article Five of this First Supplemental Indenture with respect to any conversions made prior to the Redemption Date (xi) that the Issuer will pay cash for fractional interests in Ordinary Shares, if any, as provided in this First Supplemental Indenture with respect to any conversions made prior to the Redemption Date and (xii) in case of a redemption pursuant to Section 501-2 hereof, that each Holder will have the right to elect that its Notes should not be redeemed and that the Issuer shall thereafter have no obligation to pay Additional Amounts in respect of any payments on the Notes after the due date set for such redemption and payment of any amount on the Notes shall be subject to the deduction or withholding of the taxation to be withheld. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.
          (c) On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 502, the Issuer will deposit with the Trustee or with one or more Paying Agents (or, if the Issuer is acting as the Paying Agent, set aside, segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Ordinary Shares) at the Redemption Price, together with accrued interest and Additional Amounts, if any, to, but excluding, the Redemption Date; provided that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time on such date. The Issuer shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 502 in excess of amounts required hereunder to pay the Redemption Price and accrued interest to, but excluding, the Redemption Date. If any Note called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Note and accrued interest thereon to, but excluding, the Redemption Date shall be paid to the Issuer upon its written request, or, if then held by the Issuer, shall be discharged from such trust. Whenever any Notes are to be redeemed pursuant to Section 501, 501-1 or 501-2 hereof, the Issuer will give the Trustee written notice in the form of an Officers’ Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Notes to be redeemed.
          (d) In the event that less than all of the Notes are to be redeemed pursuant to a redemption at the option of the Issuer, selection of the Notes for redemption will be made by the Trustee in compliance with the rules of the national securities exchange, if any, on which the Notes are then listed or, if the Notes are not then listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of less than $100,000 shall be redeemed in part. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the notice of redemption.
          (e) Upon any redemption of less than all of the Outstanding Notes, the Issuer and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and Outstanding at the time of redemption, treat as Outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as Outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.
Section 503. Payment of Notes Called for Redemption by the Issuer.
          If notice of redemption has been given as provided in Section 502, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to (but excluding) the Redemption Date, and on and after said date (unless the Issuer shall default in the payment of such Notes at the Redemption Price, together with interest accrued to said date) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and, except as provided in Sections 605 and 1003 of the Base Indenture, to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof and accrued interest to, but excluding, the Redemption Date. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date; provided that if the Redemption Date is an Interest Payment Date, the interest payable on such Interest Payment Date shall be payable to the Holders of record of such Notes on the applicable Regular Record Date instead of the Holders surrendering such Notes for redemption on such date.

          Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.
          Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any notice of redemption during the continuance of a Default in payment of interest on the Notes or if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Redemption Date. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the Redemption Date at the rate borne by the Note and such Note shall remain convertible into Ordinary Shares until the principal and interest shall have been paid or duly provided for.
Section 504. Conversion Arrangement on Call for Redemption.
          In connection with any redemption of Notes, the Issuer may arrange for the purchase and conversion of any Notes by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the Redemption Price, together with interest accrued to, but excluding, the Redemption Date of such Notes. Notwithstanding anything to the contrary contained in this Article Five, the obligation of the Issuer to pay the Redemption Price of such Notes, together with interest accrued to, but excluding the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Issuer, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Four) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Issuer, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Issuer for the redemption of Notes. Without the Trustee’s prior written consent, no arrangement between the Issuer and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in the Indenture.
Section 505. Repurchase at Option of Holders Upon a Fundamental Change.
          (a) In the event of a Fundamental Change each Holder shall have the right (the “Repurchase Right”), at its option, subject to the terms and conditions of this Indenture, to require the Issuer to repurchase, in whole or in part, the Holder’s Notes in integral multiples of $1,000 principal amount; on a date (the “Repurchase Date” specified by the Issuer that is not less than 20 nor more than 40 Business Days after the Issuer Repurchase Notice Date related to such Fundamental Change provided, however, that no Notes of a principal amount of less than $100,000 shall be required to be repurchased in part. Any such repurchase shall be made at a price in cash equal to 100% of the principal amount of such Notes tendered, plus any accrued and unpaid interest to, but excluding, the Repurchase Date (the “Repurchase Price”).
          (b) Within 30 Business Days after a Fundamental Change has become effective, the Issuer shall give the Issuer Repurchase Notice in accordance with Section 507. Concurrently with the delivery of such Issuer Repurchase Notice the Guarantor shall issue a press release announcing such Fundamental Change referred to in the Issuer Repurchase Notice, the form and content of which press release shall be determined by the Guarantor in its sole discretion. No failure to give the Issuer Repurchase Notice or issue the press release and no defect therein shall limit the Repurchase Right of Holders or affect the validity of the proceedings for the repurchase of Notes pursuant to this Section 505 or Sections 507 to 511.
          (c) To exercise the Repurchase Right, the Holder must transmit to the Paying Agent the Notes to be repurchased, duly endorsed for transfer (if the Notes are certificated) or by book-entry transfer (if the Notes are represented by a Global Note)), together with a written repurchase notice (the “Repurchase Notice”), and such Repurchase Notice must be received by the Paying Agent no later than the close of business on the second Business Day immediately preceding the Repurchase Date. The Repurchase Notice must state:
(1)	the certificate numbers of the Notes delivered by the Holder;

(2)	the portion of the principal amount of Notes to be repurchased, which portion must be $1,000 or an integral multiple of $1,000 provided, however, that no Notes of a principal amount of less than $100,000 shall be required to be repurchased in part; and

(3)	that such Notes are being tendered for repurchase pursuant to the Fundamental Change provisions of the Notes and the Indenture.
          If the Notes are not in certificated form, the Repurchase Notice must comply with the applicable procedures of the Depositary.
          A “Fundamental Change” will be deemed to have occurred if either a Delisting Event or a Change of Control has occurred.
          A “Delisting Event” will be deemed to have occurred if neither the Ordinary Shares nor the ADSs are listed for trading or quoted on the New York Stock Exchange, the NASDAQ Regulated Market or any regulated stock exchange in the United Kingdom, Germany, Switzerland, Japan, Singapore or Hong Kong (any such exchange, a “Relevant Exchange”).
          A “Change of Control” event will be deemed to have occurred upon the occurrence of any of the following:
          (1) the consummation of any transaction the result of which is that any “person” or “group” (other than Infineon Technologies AG or its successors), within the meaning of Section 13(d)(3) of the Exchange Act becomes the direct or indirect “beneficial owner”, as defined in Rule 13d 3 under the Exchange Act, of Ordinary Shares or ADSs representing more than 50% of the voting power of the Guarantor’s capital stock, and (i) such beneficial ownership is disclosed in a Schedule 13D or Schedule TO or any other schedule, form or report filed by such person or group under the Exchange Act or (ii) the Guarantor otherwise becomes aware of any such person or group (it being understood that only the actual knowledge of the Guarantor’s senior management shall constitute awareness of the Guarantor under this clause);
          (2) any conveyance, transfer, sale, lease or other disposition in a single transaction or a series of transactions of all or substantially all of the Guarantor’s properties and assets and those of its Subsidiaries, taken as a whole to any “person” (within the meaning of Section 13(d)(3) of the Exchange Act);
          (3) a consolidation, merger or binding share exchange, other than:
          (a) any transaction:
               (i) that does not result in any reclassification, conversion, exchange or cancellation of Outstanding shares of the Guarantor’s capital stock; and
               (ii) pursuant to which holders of 50% or more of the total voting power of all shares of the Guarantor’s capital stock immediately prior to the transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally of the continuing or surviving or successor person immediately after giving effect to such transaction; or
          (b) any merger primarily for the purpose of changing jurisdiction of incorporation of the Guarantor and resulting in a reclassification, conversion or exchange of Outstanding Ordinary Shares of the Guarantor solely into shares of the surviving entity;
          (4) the Guarantor’s shareholders approve any plan or proposal for its liquidation or dissolution; or
          (5) Infineon Technologies AG becomes the direct or indirect beneficial owner of Ordinary Shares or ADSs representing more than 85% of the Guarantor’s voting power.
          However, a Change of Control will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares) which otherwise would constitute a Change of Control under clause (1), (2), (3) or (4) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a relevant exchange and, as a result of the transaction or transactions, the Notes will become convertible into such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto) and other applicable consideration.
          For purposes of this Section 505:
          “person” and “group” shall have the meanings given to them for purposes of Sections 13(d)(3) of the Exchange Act or any successor provisions, and the term “group”

includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;
          a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of the indenture;
          “beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;
          “capital stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person;
          “voting stock” means any class or classes of capital stock or other interests then Outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in general meetings of shareholders.
Section 506. [Reserved].
Section 507. Procedures for the Repurchase of Notes.
          (a) At least three Business Days before each Issuer Repurchase Notice Date, the Issuer shall deliver an Officers’ Certificate to the Trustee specifying:
     (i) the information required by Section 507(c) in the Issuer Repurchase Notice, and
     (ii) whether the Issuer desires the Trustee to give the Issuer Repurchase Notice required by Section 507(c).
          (b) The Issuer Repurchase Notice, as provided in Section 507(c), shall be sent to Holders at their addresses shown in the Security Register and to beneficial owners of the Notes, to the extent required by applicable law, not less than 20 nor more than 40 Business Days prior to such Repurchase Date (the “Issuer Repurchase Notice Date”).
          (c) In connection with any repurchase of Notes, the Issuer shall, no less than 20 nor more than 40 Business Days prior to each Repurchase Date, give notice to Holders and, if applicable, to beneficial owners of the Notes (with a copy to the Trustee) setting forth information specified in this Section 507(c) (the “Issuer Repurchase Notice”).
          Each Issuer Repurchase Notice shall:
     (1) state the transaction(s) causing such Fundamental Change;
     (2) state the effective date of such Fundamental Change;

     (3) state the last date on which a Holder may exercise the Repurchase Right;
     (4) state the Repurchase Price;
     (5) state the Repurchase Date;
     (6) state the names and addresses of the Paying Agent and Conversion Agent;
     (7) the Conversion Rate, and, if applicable, any adjustments to the Conversion Rate that will result from the Fundamental Change;
     (8) include a form of Repurchase Notice;
     (9) state that Notes must be surrendered to the Trustee (or other Paying Agent appointed by the Issuer) to collect the purchase price;
     (10) state the CUSIP number of the Notes;
     (11) state that Notes with respect to which a repurchase notice is given by the Holder may be converted only if the repurchase notice has been withdrawn by the Holder in accordance with the terms of the Indenture; and
     (12) state the procedures that Holders must follow to exercise the right.
          Issuer Repurchase Notices may be given by the Issuer or, at the Issuer’s request, the Trustee shall give such Issuer Repurchase Notice in the Issuer’s name and at the Issuer’s expense.
          (d) The Issuer and the Guarantor will (i) comply with the provisions of Rule 13e-4, Rule 14e-1 (or any successor provision) and any other tender offer rules under the Exchange Act that may then be applicable and to the extent that they are applicable in connection with the Repurchase Rights of the Holders of Notes; (ii) file a Schedule TO or any successor similar schedule, if required under the Exchange Act; and (iii) otherwise comply with all federal and state securities laws and any other applicable laws in connection with any offer by the Guarantor to repurchase the Notes upon a Fundamental Change.
Section 508. Effect of Repurchase Notice.
          (a) Upon receipt by the Trustee (or other Paying Agent appointed by the Issuer) of the Repurchase Notice specified in Section 505(c) hereof, the Holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the purchase price and accrued and unpaid interest up to, but excluding, the relevant Repurchase Date, with respect to such Note. Such purchase price shall be paid to such Holder, subject to receipt of funds and/or Notes by the Trustee at its Corporate Trust Office in New York City (or other Paying Agent appointed by the Issuer), promptly following the later of (x) the Repurchase Date with respect to such Note

(provided the Holder has satisfied the conditions in Section 505) and (y) the time of delivery of such Note to the Trustee (or other Paying Agent appointed by the Issuer) by the Holder thereof in the manner required by Section 505. Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article Four hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.
          (b) A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee in New York City (or other Paying Agent appointed by the Issuer) in accordance with the Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date, specifying:
(i)	the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

(ii)	the principal amount of the Note with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple of $1,000; provided that no Note of a principal amount of less than $100,000 shall be required to be repurchased in part, and

(iii)	the principal amount, if any, of such Note which remains subject to the original Repurchase Notice.
Section 509. Deposit of Purchase Price.
          (a) Prior to 10:00 a.m. (New York City Time) on the Repurchase Date, the Issuer shall deposit with the Trustee (or other Paying Agent appointed by the Issuer; or, if the Issuer is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate purchase price of all the Notes or portions thereof that are to be purchased as of the Repurchase Date.
          (b) If the Trustee or other Paying Agent appointed by the Issuer, or the Issuer or a Subsidiary or affiliate of either of them if such entity is acting as the Paying Agent, holds cash sufficient to pay the aggregate purchase price of all the Notes, or portions thereof that are to be purchased as of the Repurchase Date, on or after the Repurchase Date (i) the Notes will cease to be Outstanding, (ii) interest on the Notes will cease to accrue, and (iii) all other rights of the Holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or other Paying Agent, other than the right to receive the purchase price, together with accrued and unpaid interest on such repurchased Notes up to, but excluding, the relevant Repurchase Date, as and to the extent provided in Section 508 hereof, upon delivery of the Notes.

Section 510. Notes Repurchased in Part.
          Upon presentation of any Note repurchased only in part, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.
Section 511. Repayment to the Issuer.
          The Trustee (or other Paying Agent appointed by the Issuer) shall return to the Issuer any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the purchase price; provided that to the extent that the aggregate amount of cash deposited by the Issuer pursuant to Section 509 hereof exceeds the aggregate purchase price of the Notes or portions thereof which the Issuer is obligated to purchase as of the Repurchase Date, together with accrued and unpaid interest on such repurchased Notes up to, but excluding, the relevant Repurchase Date, then, unless otherwise agreed in writing with the Issuer, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Issuer together with interest, if any, thereon.
ARTICLE SIX
MISCELLANEOUS PROVISIONS
Section 601. Integral Part.
          This First Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Notes only as provided in Section 301 hereof.
Section 602. Adoption, Ratification and Confirmation.
          The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Indenture is inconsistent herewith.
Section 603. Counterparts.
          This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 604. Governing Law and Jurisdiction.
          THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.
          Each of the Issuer, the Guarantor and the Trustee hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby. The Issuer, the Guarantor and the Trustee irrevocably waive any objection (to the fullest extent permitted by applicable law) to the laying of venue of any suit or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Issuer and the Guarantor irrevocably appoint Qimonda North America Corp. and Infineon Technologies North America Corp., respectively, as their authorized agent upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Issuer or the Guarantor, as appropriate, by the person serving the same to the respective addresses of the Issuer or the Guarantor, shall be deemed in every respect effective service of process upon the Issuer or the Guarantor in any such suit or proceeding. Such appointments shall be irrevocable so long as any of the Notes remain outstanding, or until the appointment of a successor by the Issuer or the Guarantor, as the case may be, and such successor’s acceptance of such appointment. Upon such acceptance, the Issuer or the Guarantor, as the case may be, shall notify the Trustee of the name and address of such successor. The Issuer and the Guarantor further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Indenture.
Section 605. Conflict of Any Provision of Indenture with Trust Indenture Act of 1939.
          If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.
Section 606. Effect of Headings.
          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
Section 607. Severability of Provisions.
          In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 608. Successors and Assigns.
          All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.
Section 609. Benefit of Supplemental Indenture.
          Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Conversion Agent and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.
Section 610. Acceptance by Trustee.
          The Trustee accepts the amendments to the Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this First Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuer and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.
Section 611. Rights of the Conversion Agent
          The Conversion Agent shall be entitled to the same rights as the Trustee is entitled to under Sections 602(4), 602(7), 606(3) and 608 of the Base Indenture.
Section 612. Calculations in Respect of the Notes
          The Guarantor or its agents will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determination of the closing sale price of the Guarantor’s Ordinary Shares or ADSs and adjustments to the Conversion Price. The Guarantor or its agents will make all these calculations in good faith and using equitable discretion pursuant to Section 317 of the German Civil Code and, absent manifest error, their calculations will be final and binding on Holders of Notes. The Guarantor or its agents will provide a schedule of these calculations to the Trustee, and the Trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification. The Trustee and the Conversion Agent shall receive notice of any Conversion Rate adjustments and shall have no responsibility for performing (or verifying) such conversion rate adjustment.
Section 613. Currency Indemnity
          U.S. dollars are the sole currency of account and payment for all sums payable under the Notes. Any amount received or recovered in respect of the Notes in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer, the Guarantor or any of their Subsidiaries or otherwise) by a Holder in respect of any sum expressed to be due to such Holder from the Issuer or the Guarantor will constitute a discharge of such obligation only to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not possible to purchase U.S. dollars on that date, on the first date on which it is possible to do so). If the U.S. dollar amount that could be recovered following such a purchase is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Issuer and the Guarantor will indemnify the recipient against the cost of the recipient’s making a further purchase of U.S. dollars in an amount equal to such difference. For the purposes of this paragraph, it will be sufficient for the Holder to certify that it would have suffered a loss had the actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on that date had not been possible, on the first date on which it would have been possible). These indemnities, to the extent permitted by law:
     (a) constitute a separate and independent obligation from the Issuer’s and the Guarantor’s other obligations;
     (b) give rise to a separate and independent cause of action;
     (c) apply irrespective of any waiver granted by any Holder; and
     (d) will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.
     In no event shall the above indemnities be construed as obligating the Issuer or the Guarantor to indemnify any Holder for any conversions of cash or other distributions under the Deposit Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

QIMONDA FINANCE LLC, as Issuer

By:	/s/ Michael J. Munn

Name: Michael J. Munn
Title: Secretary

QIMONDA AG, as Guarantor

By:	/s/ ppa. Dreischhoff

Name: Peter Dreischhoff
Title: Senior Vice President
Finance & Treasury

By:	/s/ ppa Lau

Name: Nicole Lau
Title: Corporate Legal Counsel
Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Wanda Camacho

Name: Wanda Camacho
Title: Vice President

By:	/s/ Annie Jaghatspanyan

Name: Annie Jaghatspanyan
Title: Assistant Vice President

ANNEX A
FORM OF NOTE
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THIS GLOBAL SECURITY.

QIMONDA FINANCE LLC
6.75% SENIOR UNSECURED CONVERTIBLE NOTE DUE 2013
GUARANTEED BY QIMONDA AG
Principal Amount: $217,647,000
CUSIP: 74732WAA7
No. 1
Issue Date: February 13, 2008
     Qimonda Finance LLC, a limited liability company duly formed and validly existing under the laws of the State of Delaware (herein called the “Issuer,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co. or its registered assigns, the principal sum set forth on Schedule I hereto on March 22, 2013 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on March 15 and September 15 of each year (each an “Interest Payment Date”), commencing on September 15, 2008, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 6.75%, from the most recent Interest Payment Date to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from February 13, 2008 until payment of said principal sum has been made or duly provided for. Interest shall cease to accrue on this Note upon its stated maturity, upon its repurchase by the Issuer at the option of a Holder in case of a Fundamental Change, upon its redemption or, in the case of a conversion of Notes, from the end of the day immediately preceding the Conversion Date. Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any Interest Payment Date will be paid to the Person entitled thereto as it appears in the Security Register at the close of business on each March 1 or September 1 (each a “Regular Record Date”), (whether or not a Business Day) next preceding such Interest Payment Date, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer may, at its option, pay interest by check mailed to each Holder at its address as it appears in the Notes Register; provided further, however, payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     The Issuer promises to pay interest on overdue principal (to the extent that payment of such interest is enforceable under applicable law) at the rate of 6.75% per annum.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into Ordinary Shares of the Guarantor on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such

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further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflicts of law rules.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

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     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

QIMONDA FINANCE LLC, as Issuer
By:

QIMONDA AG, as Guarantor
By:

By:

Attest:
By:

Attest:
By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series designated therein referred to in the within-named Indenture.
Dated: February 13, 2008

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:
Authorized Officer

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FORM OF REVERSE OF NOTE

QIMONDA FINANCE LLC

6.75% SENIOR UNSECURED CONVERTIBLE NOTES DUE 2013
GUARANTEED BY QIMONDA AG

     This Note is one of a duly authorized issue of a series of Securities of the Issuer, designated as its 6.75% Senior Unsecured Convertible Notes Due 2013 (herein called the “Notes”), issued and to be issued under and pursuant to a Base Indenture dated as of February 13, 2008, as amended and supplemented by a First Supplemental Indenture (the “First Supplemental Indenture”), dated as of February 13, 2008 (as so amended and supplemented, herein called the “Indenture”), between the Issuer, Qimonda AG, as guarantor (herein called the “Guarantor”), and Deutsche Bank Trust Company Americas, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer, the Guarantor and the Holders of the Notes. The terms and conditions of this Note include those stated in the Indenture. This Note is subject to all such terms and conditions.

     The Notes are issuable in fully registered form, without coupons, in minimum denominations of $100,000 principal amount and any multiple of $1,000 in excess thereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

     The Guarantor fully, unconditionally and irrevocably guarantees all payments to be made by the Issuer in respect of this Note, in accordance with the provisions set forth in the Indenture, including, without limitation, Article Sixteen of the Base Indenture.

     No sinking fund is provided for the Notes. The Issuer may redeem some or all of the Notes for cash on or after April 1, 2011 at 100% of their principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to but excluding the Redemption Date if the Closing Sale Price of the ADSs for 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day before the date of mailing of the redemption notice exceeds 150% of the applicable Conversion Price on the last Trading Day of the period. The Redemption Date may not fall in the period beginning on an Interest Record Date and ending two Business Days following the related Interest Payment Date. In the event that less than all of the Notes are to be redeemed pursuant to an Optional Redemption at the option of the Issuer, selection of the Notes for redemption will be made by the Trustee in compliance with the rules of the national securities exchange, if any, on which the Notes are then listed or, if the Notes are not then listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of less than $100,000 shall be redeemed in part.

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     If at any time the aggregate principal amount of Outstanding Notes falls below 10% of the aggregate principal amount initially issued under the Indenture, the Issuer is entitled, by giving not less than 20 nor more than 40 days’ notice by publication in accordance with the provisions of the Indenture, to redeem the remaining Notes in whole, but not in part, at their principal amount together with interest accrued to (but excluding) the Redemption Date. The Redemption Date may not fall in a Redemption Excluded Period.

     The Issuer may, at its option, redeem the Notes, in whole but not in part, at any time (but not during a Redemption Excluded Period) upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon, if any, to the Redemption Date and all Additional Amounts, if any, then due and which will become due on the Redemption Date as a result of the redemption or otherwise, if the Issuer determines in good faith that it is, or on the next date on which any amount would be payable in respect of the Notes would be, obligated to pay aggregate Additional Amounts, which the Issuer cannot avoid by the use of reasonable measures (including making payment through a Paying Agent located in another jurisdiction) as set forth in the Indenture.

     In the event of a Fundamental Change each Holder has the right, at its option, subject to the terms and conditions of the Indenture, to require the Issuer to repurchase, in whole or in part, the Holder’s Notes in integral multiples of $1,000 principal amount; provided, however, that no Notes of a principal amount of less than $100,000 shall be required to be repurchased in part. Any such repurchase shall be made at a price in cash equal to 100% of the principal amount of such Notes tendered, plus any accrued and unpaid interest to, but excluding, the Repurchase Date, all as set forth in the Indenture.

     Within 30 Business Days after a Fundamental Change has become effective, the Issuer shall mail to all Holders of Notes at their addresses shown in the Notes Register and to beneficial owners to the extent required by applicable law a notice regarding the Fundamental Change as set forth in the Indenture. Concurrently, the Guarantor shall issue a press release announcing such Fundamental Change referred to in the Issuer Repurchase Notice, the form and content of which press release shall be determined by the Guarantor in its sole discretion.

     To exercise the repurchase right, the Holder must transmit to the Paying Agent the Notes to be repurchased, duly endorsed for transfer (if the Notes are certificated) or by book-entry transfer (if the Notes are represented by a Global Note), together with a written Repurchase Notice, and such Repurchase Notice must be received by the Paying Agent no later than the close of business on the second Business Day immediately preceding the Repurchase Date.

     A Holder may withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the second Business Day immediately preceding the Repurchase Date.

     Subject to compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of the Notes, together with the Appertaining Claim, into 137.8379 Ordinary Shares of the Guarantor, subject to adjustment and certain other limitations as provided in the Indenture. A Note in respect of which a Holder is exercising its Repurchase Right upon a Fundamental Change may be converted only if such Holder withdraws its election to exercise either such Repurchase Right in accordance with the terms of the Indenture or if the Issuer defaults in the payment of the Repurchase Price. The Conversion Rate for the Notes on any Conversion Date shall be determined as set forth in the

6

Indenture and will be adjusted as set forth in Article Four of the First Supplemental Indenture. The Issuer shall deliver cash in lieu of issuing any fractional share upon conversion of a Note as provided in the Indenture.

     A Holder may convert a portion of a Note, together with the Appertaining Claim, if the principal amount of such portion is $1,000 or an integral multiple of $1,000 at any time beginning on March 27, 2008 and ending on March 19, 2013 or an earlier Redemption Date, except during an Excluded Period, as defined in the Indenture.

     If the Holder converts after the close of business on an Interest Record Date but prior to the corresponding Interest Payment Date, such Holder will receive on the Interest Payment Date interest accrued on those Notes until the day preceding the Conversion Date, notwithstanding the conversion of Notes prior to the Interest Payment Date, assuming the Holder was the Holder of record at the close of business on the corresponding Interest Record Date.

     To convert a Note, a Holder must (a) complete and manually sign the Conversion Notice set forth below or a facsimile thereof and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent and (d) pay any transfer or similar tax, if required.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall (i) change the stated maturity of the principal of or the payment date of any installment of interest on the Notes; (ii) reduce the principal amount of, Repurchase Price or Redemption Price of or rate of interest on, any Note; (iii) reduce the amount of principal payable upon acceleration of the maturity of any Note; (iv) change the currency in which the principal, Repurchase Price or Redemption Price or interest with respect to the Notes is payable; (v) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Note; (vi) modify the provisions with respect to the Repurchase Rights of the Holders described under Section 505 of the First Supplemental Indenture in a manner adverse to Holders; (vii) adversely affect the right of Holders to convert Notes other than as provided in the Indenture; (viii) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required in order to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of the Indenture; or (ix) alter the manner of calculation or rate of accrual of interest, Redemption Price, Repurchase Price on any Note or extend the time for payment of any such amount, without the consent of the Holders of each Notes affected thereby.

     The Issuer, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or any Security Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Issuer nor the Trustee nor any other authenticating agent nor any Paying Agent nor other Conversion Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

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     Notwithstanding any other provision of the Notes or the Indenture, so long as the Notes are in the form of Global Securities, the parties to the Indenture and the Holders of the Notes will be bound at all times by the applicable procedures of the Depositary.

     No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used in this Note and defined in the Indenture are used herein as therein defined.

     The Issuer will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to Qimonda Finance LLC, 3000 CentreGreen Way, Cary, North Carolina, United States of America, Facsimile: (804) 952-3825, Attention: Michael Munn.

     THIS NOTE AND THE APPLICABLE INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES.

     The Issuer and the Guarantor hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Note, the Indenture or the transactions contemplated thereby. The Issuer, the Guarantor and the Trustee irrevocably waive (to the fullest extent permitted by applicable law) any objection to the laying of venue of any suit or proceeding arising out of or relating to this Note, the Indenture or the transactions contemplated thereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

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ABBREVIATIONS

     The following abbreviations, when used in respect of the name of a Holder or assignee in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - TEN ENT - JT TEN -	as tenants in common as tenant by the entireties as joint tenants with right of survivorship under Uniform Gifts to Minors Act and not as tenants in common	UNIF GIFT MIN ACT -___Custodian ___ (Cust) (Minor)
___________________________ (State)

     Additional abbreviations may also be used though not in the above list.

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CONVERSION NOTICE

TO:	QIMONDA AG QIMONDA FINANCE LLC DEUTSCHE BANK TRUST COMPANY AMERICAS
ADSs CUSIP: [•]
     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into Ordinary Shares of Qimonda AG for delivery to the Holders in the form of American Depositary Shares through DTC in accordance with the terms of the Indenture referred to in this Note, and directs that the cash payable and/or the shares represented by ADSs issuable and deliverable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. The undersigned hereby transfers the Appertaining Claim(s) attributable to the Note (or portion thereof) to be converted pursuant to this conversion notice to the Guarantor. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If Ordinary Shares represented by ADSs or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.
     The undersigned registered owner of this Note herewith grants power of attorney to the Conversion Agent to represent the undersigned registered owner of this Note in accordance with the instructions contained in the Conversion Notice in any way whatsoever in connection with the conversion of the Note and in particular to deliver the Subscription Certificate (Aktiengesetz) to the Guarantor. The undersigned registered owner of this Note herewith represents and warrants (i) that the Note is free from all liens, charges, encumbrances and other third party rights, (ii) that the requirements for conversion pursuant to the provisions of the Indenture are fulfilled, including in particular the requirements set forth in Article 4 (including Section 401(e) of the First Supplemental Indenture) of the Indenture, and (iii) that the Appertaining Claims related to the Note have not been disposed or assigned separately, pledged or otherwise encumbered. The undersigned registered owner of this Note herewith transfers the Appertaining Claims upon exercise of the conversion right to the Guarantor together with the Note, to the extent the Appertaining Claims have not passed to the Guarantor otherwise pursuant to the provisions of the Indenture.

Dated:

Name of Holder or underlying participant of Depository

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Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
     Fill in the registration of Ordinary Shares represented by ADSs, if any, to be issued, and Notes, if any, to be delivered, and the Person to whom cash, if any, is to be made, if other than to and in the name of the registered Holder:

(Institution Name)

(Street Address)

(City, State and Zip Code)

Account Name

Account Number

Please print name and address

Principal amount to be converted (if less than all):

$

Social Security or Other Taxpayer Identification Number:

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REPURCHASE NOTICE

TO:	QIMONDA FINANCE LLC DEUTSCHE BANK TRUST COMPANY AMERICAS
     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Qimonda Finance LLC (the “Issuer”) as to the occurrence of a Fundamental Change with respect to the Issuer or the Guarantor and requests and instructs the Issuer to repurchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, the Redemption Date, to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Principal amount to be repaid (if less than all):

Social Security or Other Taxpayer Identification Number

DTC participant number

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ASSIGNMENT
     For value received ______________________________ hereby sell(s) assign(s) and transfer(s) unto ______________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ______________________________ attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, al in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
NOTICE: The signature on the Conversion Notice, the Option to Elect Redemption Upon a Designated Event, the Repurchase Notice or the Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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Schedule I
QIMONDA FINANCE LLC
6.75% Senior Unsecured Convertible Note Due 2013
No. 1

			Authorized Signature
		Notation Explaining Principal	of Trustee or
Date	Principal Amount	Amount Recorded	Custodian

02/13/2008	$217,647,000	ORIGINAL ISSUANCE

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ANNEX B
FORM OF SUBSCRIPTION CERTIFICATE
An:
Qimonda AG
z.H.: Vorstand
Gustav-Heinemann-Ring 212
81739 München
[1.] [2.] Ausfertigung
Bezugserklärung
I.	Beschlüsse der Hauptversammlung der Qimonda AG, München (die “Gesellschaft”)
1.	Die Hauptversammlung der Gesellschaft hat am 29. Januar 2008 eine bedingte Erhöhung des Grundkapitals der Gesellschaft um bis zu € 165.000.000,00 durch Ausgabe von bis zu 82.500.000 neuen auf den Namen lautenden nennwertlosen Stammaktien (die “Neuen Aktien”) mit einem anteiligen Betrag am Grundkapital von € 2,00 je Neuer Aktie beschlossen (Bedingtes Kapital II/2008).

Die bedingte Kapitalerhöhung dient der Gewährung von Neuen Aktien an die Inhaber bzw. Gläubiger von Wandel- und/oder Optionsschuldverschreibungen, Gewinnschuldverschreibungen und/oder Genussrechten (bzw. Kombinationen dieser Instrumente), die aufgrund der von der Hauptversammlung vom 29. Januar 2008 unter Tagesordnungspunkt IX Ziffer 2. beschlossenen Ermächtigung II/2008 von der Gesellschaft oder von einem nachgeordneten Konzernunternehmen gegen Barleistung begeben werden und ein Wandlungs- bzw. Optionsrecht auf Neue Aktien gewähren bzw. eine Wandlungspflicht bestimmen. Die bedingte Kapitalerhöhung ist nur insoweit durchzuführen, wie von Options- bzw. Wandlungsrechten Gebrauch gemacht wird oder wie die zur Wandlung verpflichteten Inhaber bzw. Gläubiger ihre Pflicht zur Wandlung erfüllen und soweit nicht ein Barausgleich gewährt oder eigene Aktien oder neue Aktien aus einer Ausnutzung eines genehmigten Kapitals zur Bedienung eingesetzt werden.

Die Neuen Aktien nehmen vom Beginn des Geschäftsjahres an, in dem sie durch Ausübung von Options- bzw. Wandlungsrechten oder durch die Erfüllung von Wandlungspflichten entstehen, am Gewinn teil. Der Vorstand der Gesellschaft (der “Vorstand”) ist ermächtigt, die weiteren Einzelheiten der Durchführung der bedingten Kapitalerhöhung festzusetzen.

2.	Die Hauptversammlung der Gesellschaft hat durch Beschluss vom 29. Januar 2008 (der “Ermächtigungsbeschluss”) den Vorstand ermächtigt, mit Zustimmung des Aufsichtsrats der Gesellschaft (der “Aufsichtsrat”) bis zum 28. Januar 2013 einmalig oder mehrmals auf den Inhaber oder auf den Namen lautende Wandelschuldverschreibungen, Optionsschuldverschreibungen, Genussrechte oder Gewinnschuldverschreibungen (bzw. Kombinationen dieser Instrumente) (zusammen “Schuldverschreibungen”) mit oder ohne Laufzeitbegrenzung mit einem Gesamtnennbetrag im Gegenwert von bis zu € 2.062.500.000,00 zu begeben und den

Inhabern bzw. Gläubigern von Schuldverschreibungen Wandlungs- bzw. Optionsrechte auf Neue Aktien mit einem anteiligen Betrag des Grundkapitals von insgesamt bis zu € 165.000.000,00 nach näherer Maßgabe der Anleihebedingungen der Schuldverschreibungen zu gewähren.

Die Schuldverschreibungen können in Euro oder — im entsprechenden Gegenwert — in einer anderen gesetzlichen Währung, beispielsweise eines OECD-Landes, begeben werden. Die Schuldverschreibungen können auch — soweit die Mittelaufnahme Konzernfinanzierungsinteressen dient — durch eine Gesellschaft, an der die Qimonda AG unmittelbar oder mittelbar mehrheitlich beteiligt ist, begeben werden; in diesem Fall ist der Vorstand ermächtigt, mit Zustimmung des Aufsichtsrats die Garantie für die Schuldverschreibungen zu übernehmen und den Inhabern Wandlungs- bzw. Optionsrechte auf Neue Aktien zu gewähren.

Im Fall der Begebung von Schuldverschreibungen, die Wandlungsrecht gewähren, entspricht der Wandlungspreis 135% des volumengewichteten Durchschnittskurses der Qimonda American Depositary Shares (“Qimonda-ADS”) an der New York Stock Exchange, in dem Zeitraum zwischen dem Beginn der institutionellen Platzierung (Bookbuilding) und der Festsetzung des Ausgabebetrages der Schuldverschreibungen, wie er von der Funktion VAP des Informationssystems Bloomberg, oder falls diese Funktion im Zeitpunkt der Festsetzung des Ausgabebetrags der Schuldverschreibungen nicht mehr besteht, einer vergleichbaren Funktion eines vergleichbaren Informationssystems festgestellt wird (der in Bezug genommene volumengewichtete Durchschnittskurs nachfolgend auch der “Referenzkurs”). Falls ein Qimonda-ADS nicht genau eine Stammaktie der Qimonda AG repräsentiert, tritt (i) an die Stelle des Referenzkurses der Qimonda-ADS der Quotient dieses Kurses und der genauen Anzahl der durch ein Qimonda-ADS repräsentierten Stammaktien der Qimonda AG und (ii) an die Stelle des zuvor genannten Schlusskurses der Qimonda-ADS der Quotient dieses Kurses und der genauen Anzahl der durch ein Qimonda-ADS repräsentierten Stammaktien der Qimonda AG.

Der Vorstand ist ermächtigt, mit Zustimmung des Aufsichtsrats das Bezugsrecht der Aktionäre auf Schuldverschreibungen auszuschließen, sofern der Ausgabepreis den nach anerkannten finanzmathematischen Methoden ermittelten theoretischen Marktwert der Schuldverschreibungen nicht wesentlich unterschreitet. Werden Schuldverschreibungen in entsprechender Anwendung des § 186 Abs. 3 Satz 4 AktG unter Ausschluss des Bezugsrechts ausgegeben, gilt diese Ermächtigung zum Bezugsrechtsausschluss nur insoweit, als die zur Bedienung der Wandlungs- und Optionsrechte bzw. bei Erfüllung der Wandlungspflicht ausgegebenen bzw. auszugebenden Aktien insgesamt 10% des Grundkapitals nicht überschreiten, und zwar weder im Zeitpunkt des Wirksamwerdens noch im Zeitpunkt der Ausübung dieser Ermächtigung. Auf diese Zahl sind Aktien der Gesellschaft anzurechnen, die während der Laufzeit dieser Ermächtigung unter Ausschluss des Bezugsrechts in unmittelbarer oder entsprechender Anwendung von § 186 Abs. 3 Satz 4 AktG von der Gesellschaft ausgegeben oder veräußert wurden. Ferner sind auf diese Zahl die Aktien anzurechnen, die zur Bedienung von Wandlungs- oder Optionsrechten ausgegeben wurden oder noch ausgegeben werden können, sofern die Wandel- bzw. Optionsschuldverschreibungen während der Laufzeit dieser Ermächtigung unter Ausschluss des Bezugsrechts entsprechend § 186 Abs. 3 Satz 4 AktG ausgegeben wurden. Ferner ist der Vorstand ermächtigt, mit Zustimmung des Aufsichtsrats das Bezugsrecht der Aktionäre auf Schuldverschreibungen für Spitzenbeträge auszuschließen.

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II.	Beschluss zur Ausgabe von Wandelschuldverschreibungen

Auf der Grundlage des Ermächtigungsbeschlusses hat der Vorstand mit Beschlüssen vom 5. Februar 2008 und vom 7. Februar 2008 mit Zustimmung des Investitions-, Finanz- und Prüfungsausschusses des Aufsichtsrats (der ,,Ausschuss“) vom 5. Februar 2008 und vom 7. Februar 2008 beschlossen, Wandelschuldverschreibungen mit einem Kupon von 6,75%, fällig 2013, im Gesamtnennbetrag von USD 217,647,000 (in Worten: Zwei Hundert Siebzehn Millionen Sechs Hundert Sieben Und Vierzig Tausend US-Dollar) (der ,,Emissionserlös“) und wandelbar in Aktien der Gesellschaft (die “Wandelschuldverschreibungen”), durch die Qimonda Finance LLC, Delaware, USA, eine 100%-ige Tochtergesellschaft der Gesellschaft zu begeben. Der Vorstand hat mit Zustimmung des Ausschusses im Rahmen der vorgenannten Beschlüsse das Bezugsrecht der Aktionäre der Gesellschaft ausgeschlossen. Der Ausschuss ist nach der Geschäftsordnung des Aufsichtsrats für die Erteilung der Zustimmung zuständig.

Der Emissionserlös wurde von der Qimonda Finance LLC vollständig an die Gesellschaft weitergeleitet. Die Zahlung dieses Betrages an die Gesellschaft erfolgte in Euro auf ein Euro-Konto der Gesellschaft, wobei die Umrechnung von USD in EUR zu einem Wechselkurs von USD [• ] zu EUR 1 erfolgte. Der so bei der Gesellschaft verbuchte Betrag belief sich auf EUR [• ].

Jede Wandelschuldverschreibung kann, vorbehaltlich von Anpassungen nach den für die Wandelschuldverschreibungen geltenden Bedingungen des Anleihevertrags (Indenture) (die ,,Anleihebedingungen“), zum anfänglichen Wandlungspreis von USD 7,2549 pro Neuer Aktie gemäß den Anleihebedingungen in Neue Aktien gewandelt werden.

Der Ausübungszeitraum hat am 27. März 2008 begonnen und endet, nach näherer Maßgabe der Anleihebedingungen, am dritten Geschäftstag vor dem Fälligkeits- oder Rücknahmetag.

III.	[Anpassung des Wandlungsverhältnisses

Gemäß der in § 405 und 406 der Anleihebedingungen enthaltenen Anpassungsklausel wurde das Wandlungsverhältnis gemäß der Berechnung der Gesellschaft dahingehend angepasst, dass jede Wandelschuldverschreibung im Nennbetrag von USD [•] zu einem Wandlungspreis je Aktie von USD [•] in Neue Aktien gewandelt werden kann.

IV.]	Ausübung des Wandlungsrechts und Bezug

Gemäß § 402 des Ersten Zusatzes zu den Anleihebedingungen (First Supplemental Indenture) haben Inhaber von Wandelschuldverschreibungen, die ihr Wandlungsrecht ausüben, gegenüber Deutsche Bank Trust Company Americas in ihrer Eigenschaft als Wandlungsstelle (die ,,Wandlungsstelle“) ihre Wandlungserklärung zu übergeben. Die Wandlungsstelle händigt im Zeitpunkt des Erhalts einer gültigen und unwiderruflichen Wandlungserklärung von einem Inhaber der Wandelschuldverschreibung die Wandlungs- und Bezugserklärung im Namen dieser Inhaber der Gesellschaft entsprechend § 198 AktG für die Gesamtzahl der Aktien aus, in die eine Wandelschuldverschreibung entsprechend der Wandlungserklärung umtauschbar ist.

Die Inhaber der Wandelschuldverschreibungen gemäß der Anlage (die ,,Ausübenden Inhaber“) haben ihr Wandlungsrecht gemäß den Anleihebedingungen für die in der Anlage aufgeführten Wandelschuldverschreibungen mit dem dort aufgeführten Gesamtnennbetrag ausgeübt. Die Wandlungsstelle zeichnet hiermit gemäß § 198 AktG im Namen der Ausübenden Inhaber die in der Anlage aufgeführte Anzahl von Neuen Aktien aus bedingtem Kapital mit einem anteiligen Betrag des Grundkapitals von € 2,00 je Aktie und mit Gewinnberechtigung seit Beginn des laufenden Geschäftsjahrs. Die Ausübenden Inhaber bestätigten hiermit, dass sämtliche Voraussetzungen für die Ausübung ihres Wandlungsrechts gemäß den Anleihebedingungen vollständig vorliegen.

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Die Ausübenden Inhaber haben gemäß den Anleihebedingungen die Übertragung der in der Anlage aufgeführten Wandelschuldverschreibungen mit dem dort aufgeführten Gesamtnennbetrag an die Gesellschaft veranlasst.

Ein Doppel dieser Bezugserklärung fügen wir bei.

Ort, Datum:

[Unterschrift]

Im Namen der Inhaber der Wandelschuldverschreibungen:

Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005

4

Anlage

Inhaber der	Gesamtnennbetrag der
Wandelschuld-	Wandelschuld-
verschreibung(en)	verschreibung(en)	Anzahl der Aktien

5

The German version of this Form of Subscription Certificate is the only legally binding version.
The English translation below is for convenience only.
To:
Qimonda AG
Attn.: Management Board
Gustav-Heinemann-Ring 212
81739 München
[First] [Second] Copy
Subscription Certificate
I.	Resolutions of the shareholders’ meeting of Qimonda AG, Munich (the “Company”)
1.	On January 29, 2008, the shareholders’ meeting of the Company resolved to conditionally increase the Company’s share capital by up to € 165,000,000.00 through the issuance of up to 82,500,000 new registered ordinary shares (Stammaktien) with no par value (the “New Shares”) with a notional amount in the Company’s share capital of € 2.00 each (Conditional Capital II/2008).

The conditional capital increase serves to grant New Shares to the holders or creditors of convertible and/or warrant bonds, profit-participation rights and/or income bonds (or any combination of these instruments), which are issued by the Company or an affiliate against contribution in cash based on the Authorization II/2008 resolved by the shareholders’ meeting on January 29, 2008 under agenda item IX no. 2, and which provide for a conversion or option right to New Shares or stipulate a conversion obligation. The conditional capital increase shall be carried out only to the extent that option or conversion rights are exercised or the holders or creditors obligated to convert their bonds fulfill their conversion obligation and to the extent that no compensation in cash is granted instead and no shares owned by the Company or new shares issued from authorized capital are used to satisfy the conversion or option rights or conversion obligations.

The New Shares shall participate in the Company’s profit from the beginning of the financial year in which they are issued upon the exercise of option or conversion rights or the fulfillment of conversion obligations. The Company’s management board (the “Management Board”) is authorized to determine the further details of the execution of the conditional capital increase.

2.	By resolution of January 29, 2008 (the “Authorization Resolution”), the shareholders’ meeting authorized the Management Board, subject to approval of the Company’s supervisory board (the “Supervisory Board”), until January 28, 2013 to issue, once or several times, unregistered or registered convertible bonds, warrant bonds, profit-participation rights or income bonds (or any combination of these instruments) (together the “bonds”) with limited or unlimited maturity and in the aggregate principal amount of up to € 2,062,500,000.00 and to grant conversion or option rights to New Shares representing an aggregate notional amount of the

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Company’s share capital of up to € 165,000,000.00 to the holders or creditors of the bonds, subject to the more detailed terms and conditions of the bonds.
The bonds may be issued in Euro or — in an equivalent amount — in another legal currency, for instance of an OECD country. They may also be issued — in case the borrowings serve financial interests of the group — by a company, in which Qimonda AG directly or indirectly holds the majority interest; in such case, the Management Board is authorized, subject to approval of the Supervisory Board, to guarantee the bonds and to grant the holders of bonds conversion or option rights to New Shares.

In case the bonds issued grant a conversion right, the conversion price shall equal 135% of the volume-weighted average price of the Qimonda American Depositary Shares (“Qimonda-ADS”) at the New York Stock Exchange in the period between the beginning of the institutional placing (bookbuilding) and the determination of the issue amount of the bonds as ascertained by the function VAP of the Bloomberg information system or, in case this function no longer exists at the time of the issue amount of the bonds is determined, by a comparable function of a comparable information system (this volume-weighted average price being referred to hereinafter also as the “Reference Price”). In case one Qimonda-ADS does not exactly represent one ordinary share in Qimonda AG, (i) the Reference Price of Qimonda-ADS shall be replaced by the quotient of the share price and the exact number of ordinary shares in Qimonda AG represented by one Qimonda-ADS and (ii) the closing price referred to above shall be replaced by the quotient of this closing price and the exact number of ordinary shares in Qimonda AG represented by one Qimonda-ADS.

The Management Board is authorized, subject to approval of the Supervisory Board, to exclude the shareholders’ pre-emptive rights for bonds if the issue price is not significantly lower than the theoretical market price of the bonds as calculated in accordance with generally accepted actuarial methods. If bonds are issued in exclusion of the pre-emptive rights in an analogous application of § 186(3) sentence 4 of the German Stock Corporation Act, this authorization to exclude the pre-emptive rights shall apply only to the extent that the shares issued or to be issued in order to satisfy the conversion and option rights or upon fulfilment of the conversion obligation do not exceed, in total, 10% of the registered share capital, neither at the time this authorization becomes effective nor at the time it is exercised. For the calculation of this threshold, any shares issued or sold by the Company during the period of effectiveness of this authorization in exclusion of the pre-emptive rights in direct or analogous application of § 186(3) sentence 4 of the German Stock Corporation Act shall be taken into account. In addition, any shares issued or still to be issued in order to satisfy conversion or option rights, provided that the corresponding convertible bonds or warrant bonds have been issued during the duration of this authorization under exclusion of the pre-emptive rights in an analogous application of § 186(3) sentence 4 of the German Stock Corporation Act, shall also be taken into account for the calculation of the 10% threshold. The Management Board shall also be authorized, subject to approval of the Supervisory Board, to exclude the shareholders’ pre-emptive rights to bonds with respect to residual amounts.
II.	Resolution to issue convertible bonds

On the basis of the Authorization Resolution, by resolutions passed on February 5, 2008 and on February 7, 2008, the Management Board, with the consent of the investment, finance and audit committee of the Supervisory Board (the “Committee”) given on February 5, 2008 and February 7, 2008, decided to issue 6.75% convertible bonds due 2013 in the aggregate

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principal amount of USD 217,647,000 (in words: two hundred seventeen million six hundred forty-seven thousand U.S. dollars) (the “Issue Proceeds”), convertible into New Shares, (the “Convertible Bonds”) through Qimonda Finance LLC, Delaware, United States, a wholly-owned subsidiary of the Company. The Management Board, with the consent of the Committee, excluded the pre-emptive rights of the Company’s shareholders in connection with the aforementioned resolutions. The Committee is authorized to approve such exclusion of the pre-emptive rights pursuant to the rules of procedure of the Supervisory Board.

All Issue Proceeds from the issuance of the Convertible Bonds have been passed on to the Company by Qimonda Finance LLC. Payment of this amount to the Company has been effected in Euro to a Euro account of the Company. The applicable exchange rate was USD [•] for € 1.00. The total amount credited to the Company was € [•].

Each Convertible Bond, subject to the adjustments pursuant to the terms and conditions of the Convertible Bonds set forth in the Indenture (the “Conditions”), can be converted, in accordance with the Conditions, into New Shares at an initial conversion price of $ 7.2549 per New Share.

The conversion period commenced on March 27, 2008 and will end on the third business day prior to the maturity date or an earlier redemption date, pursuant to the Conditions.

III.	[Adjustment of conversion ratio

Pursuant to the adjustment provisions contained in § 405 and 406 of the Conditions, the conversion ratio was adjusted as calculated by the Company to the effect that each Convertible Bond in the nominal amount of USD [•] can be converted into New Shares at a conversion price of USD [•] per New Share.

IV.]	Exercise of conversion right and subscription

Pursuant to § 402 of the First Supplemental Indenture, holders of Convertible Bonds intending to exercise their conversion right have to submit a conversion notice to Deutsche Bank Trust Company Americas acting as conversion agent (the “Conversion Agent”). Upon receipt of a valid and irrevocable conversion notice from a holder of Convertible Bonds, the Conversion Agent, acting on behalf of such person, will submit to the Company the conversion notice and the subscription certificate pursuant to Section 198 of the German Stock Corporation Act relating to the aggregate number of New Shares into which the Convertible Bonds can be converted in accordance with the conversion notice.

The holders of Convertible Bonds listed in the Appendix hereto, (the “Exercising Holders of Convertible Bonds”) have exercised, pursuant to the Conditions, their conversion rights for Convertible Bonds with an aggregate principal amount as set forth in the Appendix hereto. The Conversion Agent hereby subscribes pursuant to Section 198 of the German Stock Corporation Act, on behalf of the Exercising Holders of Convertible Bonds, the number of New Shares set forth in the Appendix, each with a notional amount in the Company’s share capital of € 2.00 and entitled to dividends as from the beginning of the current fiscal year. The Exercising Holders of Convertible Bonds hereby confirm that all requirements under the Conditions for the exercise of their conversion rights have been met.

The Exercising Holders of Convertible Bonds have authorized, in accordance with the Conditions, the transfer to the Company of their respective Convertible Bonds listed in the Appendix with an aggregate principal amount as set forth therein.

A duplicate of this subscription certificate is attached.

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Place, Date:

[Signature]

Acting on behalf of the bondholder:

Deutsche Bank Trust Company Americas 60 Wall Street New York, NY 10005

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Appendix

	Aggregate	Number of
Bondholder	Principal Amount	Shares

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